SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

COUNTRYWIDE FINANCIAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

4500 Park Granada

Calabasas, California 91302

April 29, 2004

Dear Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders of Countrywide Financial Corporation (the “Company”). The meeting will be held on June 16, 2004 at 9:30 a.m., Central Time, in the Town and Country Ballroom of the Westin Stonebriar Resort located at 1549 Legacy Drive, Frisco, Texas 75034. The formal notice and proxy statement for this meeting are attached to this letter.

      It is important that you vote your shares as soon as possible. If you hold your shares as a stockholder of record, you may vote using one of the following methods:

(i) by telephone,

(ii) via the internet, or

(iii) by mail,

as instructed on the enclosed proxy card, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but voting now will assure that your vote is counted if you are unable to attend.

      If you own your shares through a brokerage account or in another nominee form, please follow the instructions provided on the enclosed vote instruction form. If you plan to attend the Annual Meeting and vote in person, you must obtain a proxy from your broker or nominee and bring that proxy to the Annual Meeting.

      Your vote is important, regardless of the number of shares you own.

      On behalf of the Board of Directors, I thank you for your participation and cooperation.

Sincerely,

ANGELO R. MOZILO
Chairman of the Board

4500 Park Granada

Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 16, 2004

To the Stockholders:

      The 2004 Annual Meeting of Stockholders of Countrywide Financial Corporation (the “Company”) will be held in the Town and Country Ballroom of the Westin Stonebriar Resort located at 1549 Legacy Drive, Frisco, Texas 75034, on June 16, 2004 at 9:30 a.m., Central Time, and at any adjournment or adjournments thereof, for the following purposes:

1. To elect five directors to serve on the Board of Directors for a term expiring at the 2007 Annual Meeting.

2. To approve the Company’s 2000 Equity Incentive Plan, as amended, as well as amendments that (i) increase by 11,000,000 the number of shares of the Company’s Common Stock that can be issued thereunder; and (ii) permit Non-employee Directors to become eligible to receive all types of equity awards authorized thereunder.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

      Only stockholders of record at the close of business on April 19, 2004 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

By Order of the Board of Directors

SUSAN E. BOW
Secretary

Dated: April 29, 2004

      YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE COMPANY ENCOURAGES YOU TO VOTE AS SOON AS POSSIBLE USING ONE OF THREE CONVENIENT METHODS: (i) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD; (ii) BY ACCESSING THE INTERNET SITE LISTED ON THE PROXY CARD; OR (iii) BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. BY VOTING YOUR SHARES PROMPTLY, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

PROXY STATEMENT
GENERAL
BOARD OF DIRECTORS
CORPORATE GOVERNANCE PRACTICES
NOMINATIONS PROCESS
BOARD AND COMMITTEE MEETINGS
STOCK DIVIDENDS
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT AND ETHICS COMMITTEE REPORT
PRINCIPAL AUDITOR FEES AND SERVICES
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
APPROVAL OF THE COUNTRYWIDE FINANCIAL CORPORATION 2000 EQUITY INCENTIVE PLAN, AS AMENDED
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT AND FORM 10-K
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B

4500 Park Granada

Calabasas, California 91302

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 16, 2004

GENERAL

      This Proxy Statement is furnished to stockholders of Countrywide Financial Corporation (the “Company”) in connection with the solicitation by its Board of Directors (the “Board”) of proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Meeting”) to be held in the Town and Country Ballroom of the Westin Stonebriar Resort located at 1549 Legacy Drive, Frisco, Texas 75034, on June 16, 2004 at 9:30 a.m., Central Time, and at any adjournment or adjournments thereof. The Company expects to mail its proxy soliciting materials for the Meeting on or about April 29, 2004.

What am I voting on?

      You will be entitled to vote on the following proposals at the Meeting:

•	The election of five (5) directors to serve on the Board for a term expiring at the 2007 Annual Meeting.

•	The approval of the Company’s 2000 Equity Incentive Plan, as amended, as well as amendments that (i) increase by 11,000,000 the number of shares of the Company’s common stock, par value $.05 per share (“Common Stock”), that can be issued thereunder; and (ii) permit non-employee directors of the Company (“Non-employee Directors”) to become eligible to receive all types of equity awards authorized thereunder.

Who is entitled to vote?

      The Board has set April 19, 2004 as the record date for the Meeting (the “Record Date”). If you were the owner of the Company’s Common Stock at the close of business on the Record Date, you may vote at the Meeting. Each stockholder of record on the Record Date is entitled to notice of, and to vote at, the Meeting and at any adjournment or adjournments thereof. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date.

How many shares must be present to hold the meeting?

      On the Record Date, there were 279,156,865 shares of Common Stock outstanding, with each share entitled to one vote. The presence of a majority of the shares entitled to vote constitutes a quorum, which is required in order to hold the Meeting and conduct business. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted over the internet or by telephone.

How many votes are required to approve each proposal?

      The election of each director requires the affirmative “FOR” vote of a plurality of the shares present at the Meeting and entitled to vote on the election of such director. Approval of any other proposal requires the affirmative “FOR” vote of a majority of the shares present at the Meeting and entitled to vote on the proposal.

How are votes counted?

      You may either vote for or withhold authority to vote for the election of directors. You may vote for, against, or abstain on the other proposals. If you withhold authority to vote for the election of one or more of the directors nominated for election, no vote will be cast for such nominee(s), but your withheld vote will be counted in determining the presence of a quorum. Abstentions from voting, which may be specified on all matters except the election of directors, will be considered shares present and entitled to vote on a matter and, accordingly, will have the same effect as a vote against a matter. If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange or the Nasdaq Stock Market (“Nasdaq”). This is called a “broker non-vote.” Broker non-votes are included in the determination of the number of shares present and voting; however, they are not considered entitled to vote on the proposal in question, thereby reducing the number of shares needed to approve the proposal. Broker non-votes are not counted as votes for or against a proposal.

How does the Board recommend that I vote?

      The Board recommends that you vote your shares as follows:

•	FOR the election of five (5) directors to serve on the Board for a term expiring at the 2007 Annual Meeting.

•	FOR the approval of the Company’s 2000 Equity Incentive Plan, as amended, as well as amendments that (i) increase by 11,000,000 the number of shares of the Company’s Common Stock that can be issued thereunder; and (ii) permit Non-employee Directors to become eligible to receive all types of equity awards authorized thereunder.

How do I vote my shares without attending the Meeting?

      If you are a stockholder of record, you may vote by one of the following methods:

(i) by telephone,

(ii) via the internet, or

(iii) by mail,

as instructed on the enclosed proxy card, whether or not you plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but voting now will assure that your vote is counted if you are unable to attend.

      Whether you vote (i) by telephone; (ii) via the internet; (iii) by mail; or (iv) at the Meeting, the proxies identified on the back of the enclosed proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If no instructions are marked on the proxy card, the shares will be voted as recommended by the Board in this Proxy Statement.

      If you own your shares through a brokerage account or in another nominee form, please follow the instructions provided on the enclosed vote instruction form.

How do I vote my shares in person at the Meeting?

      If you are a stockholder of record, to vote your shares at the Meeting you should bring the enclosed proxy card or proof of identification. If you own your shares through a brokerage account or in another nominee form, to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

      Even if you plan to attend the Meeting, we encourage you to vote by internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

      It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote?

      Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (i) delivering a written notice of revocation to the attention of the Company’s Secretary at 4500 Park Granada, MSN CH-11B, Calabasas, California 91302; (ii) delivering a duly executed proxy bearing a later date (including proxy by telephone or via the internet); or (iii) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from the broker or nominee and bring that proxy to the Meeting.

What does it cost the Company to solicit proxy materials?

      The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card or vote instruction form. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Common Stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $11,000 plus reimbursement of expenses.

BOARD OF DIRECTORS

      Angelo R. Mozilo is co-founder of the Company and has been Chairman of the Board of the Company since March 1999 and Chief Executive Officer of the Company since February 1998. Prior to his present position, he was President of the Company from March 2000 through December 2003 and served as Vice Chairman of the Board and Executive Vice President of the Company from the Company’s formation in March 1969 through February 1998. Mr. Mozilo was the 1991-1992 President of the Mortgage Bankers Association of America and also served on its board of directors. He currently serves on the boards of the Harvard Kennedy School Joint Center for Housing Studies and National Housing Endowment. He is also a member of the Board of Trustees at both Fordham University and Gonzaga University.

      Henry G. Cisneros is, and since August 2000 has been, the founder, Chairman and Chief Executive Officer of American CityVista, a joint venture with KB Home to build homes in metropolitan areas. From January 1997 to August 2000, he was President, Chief Operating Officer and a director of Univision Communications Inc., a Spanish language television network. From 1993 to 1997, he served as Secretary of Housing and Urban Development under President Clinton. He also served as Mayor of the City of San Antonio, Texas from 1981 to 1989. Mr. Cisneros previously served on the board of directors of KB Home, and he is currently a member of the boards of American CityVista, New America Alliance and the San Antonio Hispanic Chamber of Commerce. He is also a member of the Board of Trustees of The Enterprise Foundation and an honorary life director of the National Civic League.

      Jeffrey M. Cunningham was named Chairman and Chief Executive Officer of Navigator Holdings, LLC, an advisory firm specializing in media, conferences, and eLearning, in March 2004. From 2001 to 2004 he served as the Chairman of Cunningham Partners, Inc., a strategic advisor to multinational organizations in the media and technology sectors and, through its subsidiary, Corvida Holdings, Inc., a provider of venture capital services. In 2000 and 2001, he was Managing Director of Schroder Partners, the venture capital arm of the British asset management company, Schroders plc. From November 1998 to April 2000, he was President of the internet media group of CMGI, Inc., an Internet venture capital company. From 1993 to 1998, Mr. Cunningham was Group Publisher of Forbes, Inc., publishers of Forbes Magazine, where he was employed from 1980 to 1998. He also serves as a director of Ptek Holdings, Inc., a communications company.

      Robert J. Donato is Executive Vice President, Los Angeles Branch, of UBS Financial Services, Inc., where he has been employed since October 1997. From January 1997 through September 1997, he was the President of Freedom Advisors, Inc., an investment advisor company. Prior thereto, Mr. Donato held the position of Executive Vice President, Director of Regional Institutional Sales for PaineWebber, Incorporated. Mr. Donato previously served on the boards of directors of Countrywide Investments, Inc. (now IndyMac Bancorp, Inc.), Paine Webber Development Corp. and the Juvenile Diabetes Research Foundation. He currently serves on the Board of Visitors of the Graziadio Graduate School of Business and Management at Pepperdine University.

      Michael E. Dougherty is the founder and Chairman of Dougherty Financial Group LLC, which was formed in 1977. He also controls and operates several asset management, securities and commercial lending businesses, including Galway Bay Investments, Dougherty Management Company, Inc., Segall Bryant & Hamill, Lakeside Investment Partners LLC, The Clifton Group Investment Management Company, Turnstone, LLC, Turnstone Calhoun, LLC and Dougherty Funding LLC. Mr. Dougherty was the Chairman of Public Securities Association in 1991 and 1992, and he previously served on the board of directors of Treasury Bank, N.A., an indirect subsidiary of the Company. He currently serves as a director of Definity Health Corporation and as Chairman of Allina Hospitals and Clinics. Mr. Dougherty is also a trustee of the University of St. Thomas, St. Paul, Minnesota.

      Ben M. Enis is the founder and Chief Executive Officer of Enis Renewable Energy Systems, LLC. He is also a marketing consultant and Professor Emeritus of Marketing of the University of Southern California. He retired in 1998 as Professor of Marketing at the University of Southern California, a position he had held since 1982. Mr. Enis is also Chairman of Protection One Alarm Monitoring, Inc., a company that provides security alarm monitoring services for residential and small business subscribers.

      Edwin Heller is an attorney and has been Of Counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson since October 1996. Prior thereto, Mr. Heller was a partner in that law firm for more than 35 years.

      Gwendolyn S. King has been President of Podium Prose, a speakers bureau and speechwriting service, since its founding in 2000. From 1992 to 1998, Ms. King was Senior Vice President of Corporate and Public Affairs for PECO Energy Company (formerly Philadelphia Electric Company), a diversified utility company. From 1989 to 1992, she served as the eleventh Commissioner of the Social Security Administration. From 1986 to 1988, Ms. King worked for The White House as Deputy Assistant to the President of the United States, Director of Intergovernmental Affairs. She currently serves as a member of the boards of directors of Lockheed Martin Corporation, Pharmacia Corporation, Monsanto Company, Marsh & McLennan Companies and the National Association of Corporate Directors. Ms. King also serves as a trustee of both the Council for Excellence in Government and the George Washington University Graduate School of Political Management, and she is an Advisory Director of the National Adoption Center.

      Stanford L. Kurland was elected to the office of President of the Company in January 2004 and has been the Chief Operating Officer of the Company since 1989. Mr. Kurland has served in a number of other executive positions at the Company, including Executive Managing Director from 2000 to 2003, Senior Managing Director from 1989 to 2000 and Chief Financial Officer from 1979 to 1989. Mr. Kurland is also the Chief Executive Officer, as well as a director, of the Company’s principal operating subsidiary, Countrywide Home Loans, Inc.

      Martin R. Melone is a recently retired partner of Ernst & Young, LLP, where he was responsible for global clients in a wide range of industries. Mr. Melone serves as a member of the boards of directors of Parsons E&C Corporation, the California Science Center Foundation and Public Counsel Law Center. Mr. Melone is also a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

      Oscar P. Robertson is the President and Chief Executive Officer of Orchem Corporation, a specialty chemical manufacturer he founded in 1981. He is also the President and Chief Executive Officer of Orpack-Stone Corporation, a corrugated box manufacturer, OR Document Management Services, LLC, a document management provider, and OR Group, Inc., a holding company. Mr. Robertson is also General Partner of Oscar Robertson Media Ventures, a media publications firm. Mr. Robertson serves on the National Advisory Board of the Salvation Army and the Board of Trustees of the Lupus Foundation of America, and he is an honorary spokesperson for the National Kidney Foundation. From 1960 to 1974, Mr. Robertson was a professional basketball player, and he was inducted into the National Basketball Hall of Fame in 1979.

      Keith P. Russell is the President of Russell Financial, Inc., a strategic and financial consulting firm. From 1996 to 2001, he was Chairman of Mellon West and, from 1991 to 1996, he was Vice-Chairman of Mellon Financial Corporation, where he established, expanded and oversaw Mellon’s significant West Coast operations. Prior to these positions, Mr. Russell served as Vice-Chairman and Chief Risk Officer of Mellon Bank Corporation and President and Chief Operating Officer of Glendale Federal Bank. Since August 2002, Mr. Russell has served on the board of directors of Treasury Bank, N.A., an indirect subsidiary of the Company. He is also a member of the boards of Nationwide Health Properties, Mellon West and the YMCA of Metropolitan Los Angeles. In addition, Mr. Russell serves on the Advisory Board of Forrest Binkley and Brown Capital Partners, a venture capital firm, and on the Board of Visitors of The Anderson School at UCLA.

      Harley W. Snyder has been the President of HSC, Inc., a real estate development company, since 1972, and President of S-W Corporation, a land development company, since 1978. Mr. Snyder, a consultant and private investor in real estate, is also currently a managing member of Parke & Assoc., LLC, a real estate development company, a managing partner of Reason Bell Properties, LLC, a commercial property management company, and a managing member of South Coast, LLC. From April 1997 to February 2000, he served as Senior Vice President, Real Estate, of Whiteco Industries, Inc., a company engaged in outdoor advertising, family entertainment, hotels and restaurants, land development and construction. Mr. Snyder was President of the National Association of Realtors in 1983 and has served as a director of that organization since 1972. He also serves on the board of directors of Porter County Community Foundation and the Board of Trustees of Valparaiso University.

CORPORATE GOVERNANCE PRACTICES

      During the fiscal year ended December 31, 2003 (“Fiscal 12/31/03”), the Board continued to improve and strengthen its general corporate governance practices and to ensure the Company’s ongoing compliance with recent legislation. Among the many measures implemented during and subsequent to Fiscal 12/31/03, the Board amended the Company’s Code of Business Ethics and its Corporate Governance Guidelines, as well as the charters governing its Audit and Ethics Committee, Compensation Committee, Finance and Credit Committee, and Nominating and Governance Committee.

Board and Board Committee Independence

      Mr. Mozilo, the Company’s Chairman and Chief Executive Officer, and Mr. Kurland, the Company’s President and Chief Operating Officer, are the only Board members who also serve the Company in a management capacity. The Board has determined that each of the current Directors, except for Mr. Mozilo and Mr. Kurland, has no material relationship with the Company and is independent in accordance with the independence standards of both the New York Stock Exchange and Nasdaq, and within the meaning of the Company’s Categorical Board Independence Standards. Each of the Board’s committees is comprised entirely of independent directors. A copy of the Company’s Categorical Board Independence Standards is attached hereto as Appendix A.

Board Committee Charters

      Each of the Board’s committees has operated under its own written charter for many years. The Board recently amended the charters of the Audit and Ethics Committee, Compensation Committee, Finance and Credit Committee, and Nominating and Governance Committee in order, among other things, to reflect the requirements of the listing standards of the New York Stock Exchange and Nasdaq as well as certain current best practices in corporate governance. All committee charters are available on the Company’s website at www.countrywide.com and are available in print upon written request to the Company’s Secretary.

Code of Business Conduct

      The Company has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, including its principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Code of Business Conduct may be found on the Company’s website at www.countrywide.com and is available in print upon written request to the Company’s Secretary. The Company will disclose on its website if there are ever any amendments to its Code of Business Conduct or if any waivers to its Code of Business Conduct are granted to the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

Corporate Governance Guidelines

      The Board is governed by Corporate Governance Guidelines, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Guidelines may be found on the Company’s website at www.countrywide.com and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•	Lead Director — The independent members of the Board select a Lead Director. The Lead Director chairs the executive sessions of the independent directors, consults with the Chairman of the Board concerning the agenda for Board meetings and performs such other duties as the independent directors might designate. The current Lead Director is Michael E. Dougherty. Stockholders and interested parties may communicate with Mr. Dougherty in his capacity as Lead Director by following the procedure described below in “NOMINATIONS PROCESS — Communicating with the Board.”

•	Executive Sessions — The Company’s independent directors meet at regularly scheduled executive sessions on at least a quarterly basis. The Lead Director presides over these executive sessions, which are attended only by the independent directors.

•	Board Evaluation — The Board has instituted an annual evaluation process that is led by the Nominating and Governance Committee. This evaluation focuses on the role and effectiveness of the Board and its committees, as well as best practices relating to the corporate governance process. As part of this evaluation process, members of each committee collectively perform assessments of their respective committees.

•	Director Education Programs — The Company provides an orientation program for each new director that includes meetings with members of the Company’s management. In addition, the Company has instituted a Directors’ continuing education program to provide directors with timely, comprehensive information necessary to keep them informed as to all aspects of the Company’s operations. The Company also requires its directors to attend seminars covering topics that relate to directors of publicly traded companies.

•	Board and Committee Membership — The Board has established, with certain exceptions for existing Board members, a 20-year term limit for Board service and a mandatory retirement age of 75. The Board also encourages the rotation of Committee chairpersons and membership.

•	Access to Management — The Company affords its directors full and unrestricted access to the Company’s management, and key members of management attend Board or committee meetings to present information concerning various aspects of the Company, its operations and results.

•	Outside Advisors — The Board vests certain of its committees with the authority to retain outside advisors. The Audit and Ethics Committee has the sole authority to retain and terminate the independent accountants. The Compensation Committee has the sole authority to retain compensation consultants for advice on matters relating to executive compensation. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates.

Audit and Ethics Committee

      The Audit and Ethics Committee currently consists of six members of the Board. The Board has determined that each member meets the independence requirements of applicable listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit and Ethics Committee operates under a written charter adopted by the Company’s Board. The charter specifies the scope of the Audit and Ethics Committee’s responsibilities and how it is to carry out those responsibilities. A copy of the charter, as amended on March 10, 2004, is attached as Appendix B.

      The Board has determined that Audit and Ethics Committee members Martin R. Melone and Keith P. Russell are audit committee financial experts, as defined by Item 401 of Regulation S-K. Both of these Directors are independent. The Board has also determined that each of the Audit and Ethics Committee members is financially literate under applicable listing standards.

Compensation Committee Interlocks and Insider Participation

      During Fiscal 12/31/03, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of the Company or any of its subsidiaries. Also, during that fiscal year, no executive officer of the Company served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee; or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board.

NOMINATIONS PROCESS

      The Board has a Nominating and Governance Committee and has determined that each member of this Committee is independent and meets the independence requirements of applicable listing standards. The Nominating and Governance Committee operates under a written charter that is available on the Company’s website at www.countrywide.com and is available in print upon request.

Nomination of Directors

      Directors may be nominated by the Board or by stockholders in accordance with the Bylaws of the Company. As a matter of course, the Nominating and Governance Committee reviews the qualifications of potential nominees to determine whether they might make good candidates for consideration for membership on the Board. The Nominating and Governance Committee will review all proposed nominees for the Board, including those proposed by stockholders in accordance with its charter and the Company’s Corporate Governance Guidelines. This will include a review of the person’s judgment, experience, independence and understanding of the Company’s business and industry or other related industries, as well as any other factors the Nominating and Governance Committee determines are relevant to the needs of the Board and the Company. The Board believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

      The Company has not previously paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

      Except for Martin R. Melone, each nominee for election as a director is either an executive officer of the Company or is standing for reelection after being elected by the stockholders at the 2001 Annual Meeting of Stockholders. Mr. Melone was elected as a director by the Board on August 12, 2003.

      For a stockholder to submit a candidate for consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Secretary. In addition, the Company’s Bylaws permit a stockholder to nominate directors for election at a stockholder meeting, provided the stockholder notifies the Company’s Secretary not less than sixty days and not more than ninety days prior to the date scheduled for such meeting, except as otherwise set forth in the Company’s Bylaws. Notices should be sent to: Secretary, Countrywide Financial Corporation, 4500 Park Granada, MSN CH-11B, Calabasas, CA 91302. Whether submitting a candidate for consideration or nominating a director for election, in either case the stockholder must set forth the following information in the notice:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class and number of shares of the Company’s equity securities which are Beneficially Owned (as defined in the Company’s Bylaws) by the proposed nominee on the date of the stockholder notice;

•	any other information relating to the proposed nominee that would be required to be disclosed pursuant to Regulation 13D of the Exchange Act in connection with the acquisition of shares and, pursuant to Regulation 14A under the Exchange Act, in connection with the solicitations of proxies with respect to nominees for election as directors, regardless of whether the proposed nominee is subject to the provisions of such regulations;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is only being submitted for consideration by the Nominating and Governance Committee or is actually being nominated for election as a director at the upcoming stockholder meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder who is submitting the notice and any other stockholder who is a record or Beneficial Owner of any equity securities of the Company and who is known by the submitting stockholder to be supporting the proposed nominee;

•	the class and number of shares of the Company’s equity securities which are Beneficially Owned and owned of record by the submitting stockholder on the date of the stockholder notice and the number of shares of the Company’s equity securities Beneficially Owned and owned of record by any person known by the submitting stockholder to be supporting the proposed nominee on the date of the stockholder notice;

•	a description of all arrangements or understandings between the stockholder who is submitting the notice and any other person (naming such person) pursuant to which such stockholder’s nomination is being made;

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; and

•	if applicable, any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Communicating with the Board

      Stockholders and interested parties may communicate directly with the members of the Board of Directors. All communications should be directed to the Company’s Secretary at: Secretary, Countrywide Financial Corporation, 4500 Park Granada, MSN CH-11B, Calabasas, CA 91302 and should prominently indicate on the outside of the envelope that it is intended for a member of the Board of Directors. Each communication intended for the Board and received by the Secretary will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will be opened for the purpose of ensuring that matters are handled timely and expeditiously.

Attendance by Members of the Board at the Annual Meeting of Stockholders

      The Company encourages each member of the Board to attend the annual meeting of stockholders. All directors other than Mr. Cisneros attended the 2003 Annual Meeting of Stockholders.

BOARD AND COMMITTEE MEETINGS

      During Fiscal 12/31/03, the Board held eleven meetings, six of which were telephonic. The Board maintains Audit and Ethics, Nominating and Governance, Compensation, Strategic Planning, Technology and Information Security, Finance and Credit, and Community Affairs and Fair Lending Committees, each of which holds separate committee meetings. The specific responsibilities of each committee are summarized below. Each Board member serving on committees is independent in accordance with the independence standards of both the New York Stock Exchange and Nasdaq, and each member attended 75% or more of the meetings held during Fiscal 12/31/03 by the Board and the committees on which he/she served.

1. The Audit and Ethics Committee’s primary function is to assist the Board in overseeing (i) the financial and other information reporting processes of the Company; (ii) the independent accountants’ selection, qualifications, performance and independence; (iii) the performance of the Company’s internal audit function and the Company’s system of internal controls; and (iv) the Company’s audit, compliance, ethics and accounting processes generally. In carrying out this function, the Audit and Ethics Committee seeks to serve as an independent and objective monitor of the Company’s performance in these areas. The Audit and Ethics Committee consults with and reviews the reports and recommendations of the Company’s independent accountants and reports thereon to the Board, meets with the Company’s internal auditors to review policy and procedural matters and meets with management on financial matters. Messrs. Dougherty (Chairperson), Cisneros, Donato, Melone and Russell and Ms. King are members of this Committee, which met twelve times during Fiscal 12/31/03.

2. The Nominating and Governance Committee considers and recommends to the Board proposals to be presented for action by the Company’s stockholders and considers and reviews matters relating to the Company’s proxy materials and the annual meeting of stockholders, including the consideration of nominations to the Board of Directors submitted by stockholders. The Nominating and Governance Committee also establishes the criteria for Board membership, assesses the independence and financial expertise of Board members and reviews and recommends to the Board matters such as corporate governance guidelines, Board and committee organization, structure and operation, tenure of Board members and policies and practices concerning Board and committee evaluations and management succession and development. Ms. King (Chairperson) and Messrs. Dougherty, Heller and Melone are members of this Committee, which met eight times during Fiscal 12/31/03.

3. The Compensation Committee reviews, recommends and approves changes to the Company’s executive compensation programs and all employment agreements and/or compensation actions for Angelo R. Mozilo, Stanford L. Kurland and the other executive officers of the Company. The Compensation Committee also administers the Company’s equity plans and other benefit plans. Messrs. Snyder (Chairperson), Donato, Dougherty, Robertson and Russell are members of this Committee, which met ten times during Fiscal 12/31/03.

4. The Strategic Planning Committee examines long range planning objectives facing the Company, assesses strategies that may be used to implement such objectives and analyzes the Company’s role in the general marketplace and the industries in which it operates, as well as other issues relating to the Company’s operations, and it examines and makes recommendations to the Board with respect to proposals concerning mergers, combinations, acquisitions, sales or offers to purchase the Company’s shares or significant assets. Messrs. Heller (Chairperson), Cisneros and Cunningham and Ms. King are members of this Committee, which met five times during Fiscal 12/31/03.

5. The Technology and Information Security Committee provides strategic oversight of the Company’s development and use of technology and information security policies. The Technology and Information Security Committee also reviews and approves information security programs, overseeing the development, implementation and maintenance of such programs, and it reviews the Company’s short-term and long-term strategic objectives concerning technology and the Company’s compliance with rules and regulations concerning technology and information security. Messrs. Cunningham (Chairperson), Enis, Robertson and Snyder are members of this Committee, which met five times during Fiscal 12/31/03.

6. The Finance and Credit Committee reviews significant policies and proposals of management and makes recommendations to the Board with respect to the Company’s financial condition and long-range financial objectives, the Company’s hedging policies and procedures, debt ratio and other financial coverage ratios, appropriate debt limits, financial projections, liquidity and cash flows, the timing and adequacy of proposed financing vehicles and quarterly dividend declarations. The Finance and Credit Committee also reviews the Company’s credit risk management activities, market risk policies, investment strategies and credit and financial exposures. Messrs. Donato (Chairperson), Cunningham, Enis and Snyder are members of this Committee, which met thirteen times during Fiscal 12/31/03.

7. The Community Affairs and Fair Lending Committee reviews major legislative, judicial and regulatory trends and their anticipated effect on the Company’s operations and makes recommendations to the Board of Directors and/or the Company’s senior management, as appropriate, regarding the Company’s fair lending and community relations initiatives, governmental and industry affairs initiatives and involvement with the Company’s regulators and trade organizations. Messrs. Robertson (Chairperson), Cisneros, Enis and Heller are members of this Committee, which met four times during Fiscal 12/31/03.

STOCK DIVIDENDS

      Please note that the Company paid stock dividends to its stockholders on December 17, 2003 and April 12, 2004. Except as otherwise expressly noted herein, for the purposes of consistency and clarity, all equity ownership information reported in this Proxy Statement, including numbers, amounts, prices and percentages, has been adjusted to give effect to both stock dividends, even to the extent such information is being reported as of an earlier date.

DIRECTOR COMPENSATION

Compensation of Directors

      Directors who are Company employees are not paid any fees for serving on the Board.

      Effective January 1, 2004, the Company modified the cash compensation paid to Non-employee Directors. The modifications were based upon the results of a review initiated by the Compensation Committee and performed by an independent outside compensation consultant. Each Non-employee Director receives an annual fee of $70,000 (payable quarterly in arrears for each month during which he/she serves as a director of the Company) for serving on the Board and any of its committees and is entitled to reimbursement for his/her expenses incurred in attending meetings of the Board and its committees. Each Non-employee Director also receives a fee of $1,500 for each Board meeting attended in person and $750 for each telephonic meeting attended. In addition, the Chairperson of each committee receives $7,500 per year for serving as Chairperson. Prior to January 1, 2004, each Non-employee Director’s cash compensation consisted of an annual fee of $58,500 and a fee of $950 per Board meeting attended in person, and each Chairperson received an additional annual fee of $5,000 for serving as Chairperson.

      As set forth in PROPOSAL TWO, the Company proposes to amend the Company’s 2000 Equity Incentive Plan to permit each Non-employee Director to become eligible to receive all types of equity awards authorized thereunder. If the stockholders approve PROPOSAL TWO, each director will receive, on an annual basis, shares of restricted stock (“Restricted Stock”) with an aggregate value equal to $220,000 (based on the fair market value at the time of grant). Restrictions on such Restricted Stock will lapse upon the earlier of (i) the business day immediately preceding the first anniversary of the grant, (ii) such director’s death or disability, (iii) a change in control of the Company, or (iv) the date such director becomes a Director Emeritus. Prior to January 1, 2004, each Non-employee Director was entitled to receive a non-discretionary stock option grant each year. The number of shares subject to the grant was determined pursuant to a formula based upon earnings per share as set forth in the applicable stock option plan. Pursuant to this formula, on April 1, 2003, each Non-employee Director received a stock option grant in respect of 35,036 shares of the Company’s Common Stock. This amount represented only 70% of the number of shares to which each such director was entitled. On June 11, 2003, the Board amended the Company’s 2000 Equity Incentive Plan to eliminate the formula and fix the number of shares subject to the non-discretionary stock option grant at 35,036, thereby eliminating any right the directors may have had with respect to the remaining 30% of the shares. The options become exercisable one year after the grant at an exercise price per share of $29.39, which was the average of the high and low sales prices of the Company’s Common Stock on the New York Stock Exchange on the date of grant. On November 12, 2003, the Company eliminated the non-discretionary stock option grant to Non-employee Directors in contemplation of its issuance of Restricted Stock to such directors. On March 19, 2003, the Company also granted 2,000 shares of Restricted Stock to each Non-employee Director serving at that time. These grants were based on the recommendation of the Compensation Committee pursuant to its discretionary authority under the Company’s 2000 Equity Incentive Plan. The shares of Restricted Stock underlying the grants are subject to transferability restrictions that lapse in approximately equal installments over a three year period.

      Prior to January 1, 2004, the Company maintained a plan whereby each Non-employee Director could elect to defer all or a part of his/her director’s fees until a predetermined date, and the Company agreed to credit interest on the amount deferred. Directors who were first elected to the Board on or after March 24, 1998 and who elected to participate in this plan have interest credited to their respective deferred fees at a rate equal to the Moody’s Seasoned Corporate Bond Index. Directors who were serving as members of the Board prior to March 24, 1998 and who elected to participate in this plan previously could, at their option, have interest credited to their respective deferred fees at a rate equal to either (i) the Moody’s Seasoned Corporate Bond Index or (ii) the Company’s after-tax return on weighted average equity based on the most recently published earnings for a four fiscal quarter period (but limited to a minimum of 50% and a maximum of 100% of the Moody’s Seasoned Corporate Bond Index as of March 19, 2003, and a minimum of 50% and a maximum of 150% of the Moody’s Seasoned Corporate Bond Index prior thereto) (the “After-tax Return”). Effective March 18, 2003, the Company eliminated the directors’ ability to defer fees at a rate equal to the After-tax Return. The directors’ ability to defer fees under this plan terminated at the conclusion of 2003. Messrs. Cunningham, Donato, Dougherty, Robertson and Snyder and Ms. King deferred fees under this plan during Fiscal 12/31/03.

      The Company now maintains a plan, effective as of January 1, 2004, whereby each Non-employee Director may elect to defer all or part of his/her director’s fees and Restricted Stock to a predetermined date in the form of cash, stock units and/or restricted stock units. Fees deferred as cash are credited with interest at a rate equal to the Moody’s Seasoned Corporate Bond Index. Directors’ fees and Restricted Stock deferred as stock units and restricted stock units earn dividend equivalents, which are paid in the form of additional stock units and restricted stock units, at the same time and in the same amount as dividends are paid on the Company’s Common Stock. Under this plan, in respect of the fiscal year ending December 31, 2004, Messrs. Donato and Robertson have elected to defer directors’ fees, Messrs. Heller and Snyder have elected to defer Restricted Stock, and Mr. Dougherty and Ms. King have elected to defer directors’ fees and Restricted Stock.

      Each director who is not an employee of the Company may elect to participate in the Company’s group health plans consisting of medical and dental benefits (the “Health Plans”). Messrs. Cisneros, Cunningham, Donato, Russell and Enis participate in the Health Plans. The annual cost to the Company for each participating director, net of premium payments made by the director, is $10,420.56 $6,691.32, $7,199.52, $7,199.52 and $7,199.52, respectively.

      Each director may participate in the Company’s Charitable Award Program (“CAP”), which is designed to recognize the value in supporting worthy, qualified charities and to enhance the Company’s ability to attract and retain directors with outstanding experience and ability. After having served five years as a director of the Company, and upon the earlier of (i) the tenth anniversary of the director’s retirement or (ii) the director’s death, the Company may contribute to a qualified charity selected by such director and approved by the Company $1,000,000 on behalf of such director and $2,000,000 on behalf of the Chairman and Founder, Angelo Mozilo, over a ten-year period. The CAP is funded by life insurance policies on directors, and the program will not result in a material cost to the Company. Directors derive no direct financial benefit from the CAP since all charitable deductions accrue solely to the Company. The Company may terminate the CAP at any time.

Director Emeritus

      Under its Director Emeritus Plan, the Company maintains the position of Director Emeritus for Non-employee Directors who have retired from the Board after a minimum of three years of service. Each such individual who agrees to provide up to five hours per month of advisory and consulting services to the Company and its subsidiaries, as the Board may determine, and to attend meetings as requested by the Board, may serve as Director Emeritus for life. Further, each Director Emeritus is required to refrain from entering into an employment or consulting agreement with, or from supplying any information or materials to, any competitor of the Company or its subsidiaries throughout his or her term.

      The Company’s Director Emeritus Plan further provides that (i) the stock options granted to the Director Emeritus during his or her tenure as a director continue to vest as provided under the Company’s applicable stock option plans; (ii) the shares of Restricted Stock granted to a Director Emeritus during his or her tenure as a director automatically vest upon such director becoming a Director Emeritus; and (iii) a Director Emeritus, who, upon request by the Board, attends a Board meeting, is entitled to a payment in an amount not less than the then-current per meeting fee payable to Non-employee Directors for attending Board meetings plus expenses incurred in connection with such attendance.

      Prior to August 2000, each Director Emeritus received compensation paid on a monthly basis for the life of the individual in an amount based on the number of years of service as a director and the amount of director’s fees paid to him during the last month of service as a director prior to his retirement. In August 2000, the Board adopted a resolution discontinuing payment of this monthly compensation to any person who becomes a Director Emeritus following the date of the adoption of the resolution. The Company, however, continues to make such payments in the amount of $2,246 per month to Jack L. Bruckner, who retired from the Board in July 1994, prior to the adoption of the resolution.

EXECUTIVE OFFICERS

      The executive officers of the Company, as of the date of this Proxy Statement, selected at the annual organizational meeting of the Board of Directors held on June 11, 2003, or subsequently appointed, to serve at the pleasure of the Board of Directors, are as follows:

			Employed
Name	Age	Office	Since

Angelo R. Mozilo	65	Chairman of the Board and Chief Executive Officer	1969
Stanford L. Kurland	51	President and Chief Operating Officer	1979
Carlos M. Garcia	48	Executive Managing Director, Chief of Banking and Insurance Operations	1984
Thomas Keith McLaughlin	46	Executive Managing Director and Chief Financial Officer	1986
David Sambol	44	Executive Managing Director and Chief of Mortgage Banking and Capital Markets	1985
Thomas H. Boone	49	Senior Managing Director and Chief Administrative Officer	1984
Richard DeLeo	55	Senior Managing Director, Loan Administration	1982
Andrew Gissinger	44	Senior Managing Director, Banking and Insurance Operations	1995
Nicholas Krsnich	44	Senior Managing Director and Chief Investment Officer	1995
Anne D. McCallion	49	Senior Managing Director, Finance	1991
Sandor E. Samuels	51	Senior Managing Director and Chief Legal Officer	1990
Eric P. Sieracki	47	Senior Managing Director, Investor Relations and Corporate Development	1988
Jeffrey K. Speakes	52	Senior Managing Director and Chief Economist	1992
David Spector	41	Senior Managing Director, Secondary Marketing	1990
Laura K. Milleman	43	Managing Director and Chief Accounting Officer	1989

      Angelo R. Mozilo, a co-founder of the Company, has served the Company as its Chairman of the Board since March 1999 and its Chief Executive Officer since February 1998. Mr. Mozilo was President of the Company from March 2000 through December 2003 and served as Vice Chairman of the Board and Executive Vice President from the Company’s formation in March 1969 through March 1999.

      Stanford L. Kurland joined the Company as a Senior Vice President in 1979. He served the Company in various executive capacities until July 2000, when he was appointed Executive Managing Director and Chief Operating Officer. Mr. Kurland was promoted to President and Chief Operating Officer in January 2004. In addition, he has served on the Board of Directors of the Company since September 1999.

      Carlos M. Garcia joined the Company as Vice President, Finance and Chief Accounting Officer in 1984 and was promoted to Managing Director in 1990. Mr. Garcia has served the Company in several executive positions, including Chief Financial Officer, and he currently holds the title of Executive Managing Director, Chief of Banking and Insurance Operations.

      Thomas Keith McLaughlin joined the Company in 1986 as a Financial Analyst and later was promoted to the position of Vice President and Treasurer. After serving in several other executive positions at the Company, Mr. McLaughlin now holds the title of Executive Managing Director and Chief Financial Officer.

      David Sambol joined the Company in 1985 and became a Managing Director in July 1994. He has served the Company in a number of executive positions, including Senior Managing Director and Chief of Production. In January 2004, Mr. Sambol was elected Executive Managing Director and Chief of Mortgage Banking and Capital Markets. Mr. Sambol is also the President and Chief Operating Officer of the Company’s principal operating subsidiary, Countrywide Home Loans, Inc.

      Thomas H. Boone joined the Company as a Vice President in 1984 and became a Managing Director in 1988. Since joining the Company, his executive positions have included head of loan administration and portfolio services and Chief of Global Processing. Mr. Boone has held the title of Senior Managing Director and Chief Administrative Officer since May 2003.

      Richard DeLeo joined the Company in 1982 and served in several executive positions before being promoted to Managing Director of Loan Administration in August 1996. He has held the title of Senior Managing Director, Loan Administration since May 2003.

      Andrew Gissinger originally joined the Company in 1995 as Senior Vice President, Correspondent Lending Division, and left in 1997. After returning to the Company in January 2001, he served in a number of executive positions before being promoted to Managing Director and President of Balboa Insurance Group. He currently holds the title of Senior Managing Director, Banking and Insurance Operations.

      Nicholas Krsnich originally joined the Company in 1995 as Senior Vice President, Trader, and was promoted to Managing Director and Chief Investment Officer before leaving the Company in June 1999. He returned to the Company in July 2000 and, in January 2004, he was elected Senior Managing Director and Chief Investment Officer.

      Anne D. McCallion joined the Company in 1991 and has served in a number of executive positions. Ms. McCallion was promoted to Managing Director in September 1997 and, in May 2003, she was elected Senior Managing Director, Corporate Operations. She currently holds the title of Senior Managing Director, Finance.

      Sandor E. Samuels joined the Company in 1990 as Senior Vice President, General Counsel and Secretary. He was promoted to Managing Director, Legal, General Counsel and Secretary in May 1991. He currently holds the title of Senior Managing Director and Chief Legal Officer.

      Eric P. Sieracki joined the Company in 1988 as Senior Vice President of Countrywide Asset Management Corporation. In 1994, after holding several executive positions at the Company, he was promoted to Managing Director. Mr. Sieracki currently holds the title of Senior Managing Director, Investor Relations and Corporate Development.

      Jeffrey K. Speakes joined the Company in 1992 and was promoted to Managing Director in August 1996. He has served the Company in a number of executive positions and currently holds the title of Senior Managing Director and Chief Economist.

      David Spector joined the Company in 1990 and, after serving in a number of executive positions, he was promoted to Managing Director in 2001. In January 2004, Mr. Spector was promoted to Senior Managing Director, Secondary Marketing.

      Laura K. Milleman joined the Company in 1989 as Budget Director. Having served in a number of executive positions, Ms. Milleman was appointed Executive Vice President and Chief Accounting Officer in July 1999. In June 2002, Ms. Milleman was promoted to Managing Director and Chief Accounting Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Principal Stockholders

      The following table shows, with respect to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock as of December 31, 2003, (i) the number of shares of Common Stock so owned and (ii) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of December 31, 2003).

	Number of	Percent
Name and Address of Beneficial Owner(1)(2)	Shares	of Class

Wellington Management Company, LLP	14,562,172	7.9%
75 State Street
Boston, Massachusetts 02109

(1)	Based upon a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) for the period ended December 31, 2003.

(2)	The number of shares and percentage of ownership shown in this table do not reflect adjustments resulting from the stock dividend paid by the Company on April 12, 2004.

Stock Ownership of Management

      The following information sets forth the number of shares of the Company’s Common Stock beneficially owned as of January 31, 2004 by each of the Company’s directors, including the nominees for election as directors, the Company’s Chief Executive Officer and the four other most highly compensated executive officers (the “named executive officers”) and all directors and executive officers as a group.

	Number of		Number of		Percent of
Name or Number of Persons in Group	Shares Owned		Options(1)	Total	Class(2)

Angelo R. Mozilo	623,910	(3)	5,514,482	6,138,392	2.17%
Henry G. Cisneros	4,001		37,166	41,167
Jeffrey M. Cunningham	10,000		37,166	47,166
Robert J. Donato	64,600		134,684	199,284
Michael E. Dougherty	30,000		116,100	146,100
Ben M. Enis	309,960		37,166	347,126
Edwin Heller	16,352		102,305	118,657
Gwendolyn S. King	4,000		37,166	41,166
Stanford L. Kurland	319,061	(4)	1,466,057	1,785,118
Martin R. Melone	1,999		0	1,999
Oscar P. Robertson	6,000		97,166	103,166
Keith P. Russell	199		2,700	2,899
Harley W. Snyder	42,470		86,070	128,540
Carlos M. Garcia	472,421		732,831	1,205,252
Andrew Gissinger	1,359		13,158	14,517
David Sambol	35,966		290,849	326,818
All directors and executive officers as a group (18 persons)	2,195,765		10,013,793	12,209,558	4.25%

(1)	Represents shares subject to stock options that were exercisable on or before January 31, 2004 or became exercisable within 60 days of January 31, 2004.

(2)	Percentage information is omitted for individuals who own less than one percent of the outstanding shares of Common Stock and shares deemed outstanding due to exercisable options.

(3)	Includes 1,446 shares owned by Phyllis Mozilo, wife of Mr. Mozilo, as to which Mr. Mozilo disclaims beneficial ownership.

(4)	Includes 2,000 shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims beneficial ownership.

Equity Compensation Plan Information

      The following table shows aggregate information as of December 31, 2003 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

			(c)
	(a)		Number of Securities
	Number of	(b)	Remaining Available for
	Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise	Exercise Price	Equity Compensation Plans
	of Outstanding Options,	of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))(1)

Equity Compensation Plans Approved by Security Holders	29,694,762	$21.656	9,967,068
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	29,694,762	$21.656	9,967,068

(1)	The Company’s 2000 Equity Incentive Plan also provides for awards of Restricted Stock. Of the securities available for issuance under this plan as of December 31, 2003, 1,624,434 shares of the Company’s Common Stock were available for issuance in the form of Restricted Stock. (See “PROPOSAL TWO — APPROVAL OF THE COUNTRYWIDE FINANCIAL CORPORATION 2000 EQUITY INCENTIVE PLAN, AS AMENDED.”)

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities in respect of the years indicated.

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Restricted
	Period Under			Other Annual	Stock	Option	All Other
Name and Principal Position	Report(1)	Salary(2)	Bonus(3)	Compensation(4)	Awards(5)	Shares(6)	Compensation(7)

Angelo R. Mozilo	Fiscal 12/31/03	$2,266,667	$19,890,455	$101,523	40,001	1,000,001	$335,625
Chairman of the Board and	Fiscal 12/31/02	2,041,667	7,763,976	57,376	0	700,000	478,833
Chief Executive Officer	Fiscal 12/31/01	1,458,333	4,653,601	39,913	0	2,000,000	530,455
Stanford L. Kurland	Fiscal 12/31/03	1,123,340	7,875,000	48,384	19,674	1,050,000	74,468
President and	Fiscal 12/31/02	1,000,642	3,331,040	31,505	0	500,000	91,733
Chief Operating Officer	Fiscal 12/31/01	766,420	2,368,200	29,125	0	400,000	109,942
David Sambol	Fiscal 12/31/03	735,917	5,250,000	13,940	13,116	700,001	35,090
Executive Managing	Fiscal 12/31/02	640,292	2,220,693	6,051	0	250,000	29,933
Director and Chief	Fiscal 12/31/01	490,417	1,578,800	5,350	0	150,000	38,526
of Mortgage Banking and Capital Markets
Carlos M. Garcia	Fiscal 12/31/03	547,917	1,500,000	7,174	0	120,000	40,424
Executive Managing	Fiscal 12/31/02	497,220	1,086,823	4,734	0	100,000	38,774
Director, Chief of	Fiscal 12/31/01	388,544	725,000	3,989	0	100,000	47,746
Banking and Insurance Operations
Andrew Gissinger	Fiscal 12/31/03	364,550	1,299,170	14,697	0	50,000	13,650
Senior Managing Director,	Fiscal 12/31/02	322,250	863,520	2,383	0	99,998	18,429
Banking and Insurance	Fiscal 12/31/01	239,253	714,480	286	0	130,104	6,694
Operations

(1)	All amounts shown for the ten months ended December 31, 2001 (“Fiscal 12/31/01”) represent compensation earned in Fiscal 12/31/01. Amounts shown for the fiscal year ended December 31, 2002 (“Fiscal 12/31/02”) represent the compensation earned in Fiscal 12/31/02. Amounts shown for Fiscal 12/31/03 represent the compensation earned in Fiscal 12/31/03.

(2)	Amounts shown for the indicated period have not been reduced by amounts deferred at the election of the named executive officers pursuant to the Company’s 401(k) plan and the Countrywide Financial Corporation Deferred Compensation Plan.

(3)	Amounts shown represent the dollar value of the bonuses earned by the named executive officers during the indicated period, whether or not paid in such period, and have not been reduced by amounts deferred at the election of the named executive officers pursuant to the Countrywide Financial Corporation Deferred Compensation Plan.

(4)	Amounts shown represent the portion of interest accrued on the accounts of the named executive officers with respect to deferred compensation that exceeds 120% of the applicable federal rate.

(5)	Amounts shown represent the number of shares of Restricted Stock granted during the applicable period.

(6)	Amounts shown represent the number of option shares granted during the applicable period.

(7)	Amounts shown for Fiscal 12/31/03 consist of the following: (i) Mr. Mozilo: Company contribution to 401(k) Plan — $6,000; Company contribution to deferred compensation account — $306,250; Company paid tax and investment advice — $23,375; (ii) Mr. Kurland: Company contribution to 401(k) Plan — $6,000; Company contribution to deferred compensation account — $52,297; Company paid tax and investment advice — $16,171; (iii) Mr. Sambol: Company contribution to 401(k) Plan — $6,000; Company contribution to deferred compensation account — $15,152; Company paid life insurance premiums — $4,375 Company paid tax and investment advice — $9,563; (iv) Mr. Garcia: Company contribution to 401(k) Plan — $6,000; Company contribution to deferred compensation account — $24,861; Company paid tax and investment advice — $9,563; and (v) Mr. Gissinger: Company contribution to 401(k) Plan — $6,000; Company contribution to deferred compensation account — $7,650; Company paid tax investment advice — $7,650.

      The following table sets forth information on the stock options granted to the named executive officers in Fiscal 12/31/03.

Stock Option Grants in Fiscal 12/31/03

		Individual Grants
	Number of
	Securities	% of Total
	Underlying	Options Granted	Exercise
	Options	to Employees in	Price	Expiration	Grant Date
Name	Granted(1)	Fiscal 12/31/03	($/Share)(2)	Date	Present Value(3)

Angelo R. Mozilo	700,001	8.2437%	$29.3880	4/01/2013	$5,700,897
	300,000	3.5330%	37.9600	6/11/2013	3,415,700
Stanford L. Kurland	500,000	5.8884%	26.8050	2/20/2013	3,610,630
	385,001	4.5340%	29.3880	4/01/2013	3,135,495
	165,000	1.9432%	37.9600	6/11/2013	1,878,635
David Sambol	333,335	3.9256%	26.4880	2/28/2003	2,488,364
	256,667	3.0227%	29.3880	4/01/2013	2,090,326
	110,000	1.2954%	37.9600	6/11/2013	1,252,418
Carlos M. Garcia	84,000	0.9892%	29.3880	4/01/2013	684,107
	36,000	0.4240%	37.9600	6/11/2013	409,884
Andrew Gissinger	35,000	0.4122%	29.3880	4/01/2013	285,041
	15,000	0.1767%	37.9600	6/11/2013	170,785

(1)	Mr. Mozilo’s options become exercisable at the rate of approximately 33.3% on each of the first, second and third anniversaries of the grant date, and all other options become exercisable at the rate of 25% on each of the first, second, third and fourth anniversaries of the grant date, except in the event of a “Change of Control” as defined in the relevant stock option plan. Upon a Change of Control, all options become immediately exercisable.

(2)	The exercise price is not less than the market value of the Common Stock on the date of grant.

(3)	The present value of the options as of their grant dates was calculated using the Black-Scholes single option model. The assumptions used in the model are: expected volatility of 33%; risk-free rate of return (approximately equal to the five-year Treasury rate at the grant date) of 1.950%, 2.760%, 2.348% and 2.090% for February 20, 2003, February 28, 2003, April 1, 2003 and June 11, 2003 grants, respectively; dividend yield of 0.904%, 0.899%, 0.840% and 0.680% for February 20, 2003, February 28, 2003, April 1, 2003 and June 11, 2003 grants, respectively; and an expected life of 4.16 years, 4.16 years, 4.16 years and 4.90 years for February 20, 2003, February 28, 2003, April 1, 2003 and June 11, 2003 grants, respectively. No discounting was done to account for non-transferability or vesting. The actual value, if any, a named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

      The following table sets forth information on stock option exercises by named executive officers during Fiscal 12/31/03 and outstanding options and their value at December 31, 2003. Value is calculated as the excess of the fair market value of the Common Stock over the exercise price of the options at the exercise date or December 31, 2003, as applicable.

Option Exercises and Fiscal 12/31/03 Option Values

			Number of		Value of Unexercised
	Number of		Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2003		December 31, 2003
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Angelo R. Mozilo	1,245,555	$34,361,357	5,281,149	2,133,333	$192,301,587	$52,948,084
Stanford L. Kurland	603,923	13,361,042	1,240,092	1,516,665	40,501,619	35,832,859
David Sambol	355,551	7,982,820	157,784	916,667	4,482,622	21,125,623
Carlos M. Garcia	53,760	2,347,832	699,500	219,999	24,746,280	5,213,313
Andrew Gissinger	75,875	2,496,703	0	146,709	0	5,740,385

Pension Plan

      The following table illustrates annual pension benefits under the Company’s Defined Benefit Pension Plan (the “Pension Plan”), assuming the participants retired in 2003 at age 65, payable in the form of a life annuity under various levels of base compensation and years of credited service. The pension benefits in the table are not subject to deduction for Social Security or other offset amounts.

Pension Plan Table

	Years of Service

Remuneration(1)	10	15	20	25	30	35

Up to $2,400,000	24,360	38,910	55,050	68,480	80,120	91,750

(1)	Under the Internal Revenue Code of 1986, as amended (the “Tax Code”), commencing January 1, 2002, annual compensation in excess of $200,000 is not taken into account when calculating benefits under the Pension Plan. Accordingly, because all named executive officers receive a base salary in excess of $200,000, benefits payable to the named executive officers under the Pension Plan vary based only on years of credited service.

      The compensation used for Pension Plan purposes is the amount shown in the Salary column of the Summary Compensation Table, subject to the $200,000 limitation under the Tax Code. Benefits are 100% vested after five years of service. Certain provisions in the Pension Plan become effective upon a Change in Control (as defined in the Pension Plan). These provisions prevent the Pension Plan from being amended in a way that would negatively impact participants and allow a participant to become fully vested if terminated for reasons other than Cause (as defined in the Pension Plan) within two years following a Change in Control. The years of credited service under the Pension Plan for the named executive officers are: Angelo R. Mozilo, 35; Stanford L. Kurland, 24; David Sambol, 18; Carlos M. Garcia, 19; and Andrew Gissinger, 5.

      The Company has adopted a Supplemental Executive Retirement Plan (the “SERP”), effective in the fiscal year ended February 28, 1995. The SERP provides certain executives with retirement income equal to 70% of their average annual salary, such average annual salary to be determined by averaging the five highest salaried years out of the ten years preceding retirement. In January 1999, the Compensation Committee approved an amendment to reduce the maximum benefit amount to 33.3% of such average annual salary for new participants. Benefits under the SERP are paid for fifteen years and are reduced by benefits the participant receives from (i) payments under the Pension Plan; (ii) the Company’s contributions to the participant’s deferred compensation account; and (iii) pensions of a defined benefit nature from other employers. The estimated annual benefit under the SERP for Messrs. Kurland, Sambol, Garcia and Gissinger (assuming retirement at age 65 and based on the five-year average salary of each as of December 31, 2003) would be $506,700, $761,349, $410,523 and $0, respectively.

      The SERP provides for a lump sum payment to a participant, including a named executive officer, in the event of such participant’s death or a change in control. The lump sum payment, the amount of which is to be determined as a present value in accordance with the provisions of the SERP, is to be made within 60 days after the change in control or receipt by the Compensation Committee of notice of the participant’s death, as the case may be.

      As part of Mr. Mozilo’s employment agreement with the Company, the Company agreed to provide Mr. Mozilo an enhanced retirement benefit under the SERP (the “SERP Agreement”). See “EXECUTIVE COMPENSATION — Employment Agreements” and “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.” The SERP Agreement is generally governed by the terms of the SERP, with certain exceptions as set forth herein. In all cases other than following termination of Mr. Mozilo’s employment by the Company for cause, the SERP Agreement is designed to provide Mr. Mozilo with annual retirement income equal to 60% of the average of the three fiscal years in which he earns the highest combined annual base salary and annual bonus during the ten fiscal years preceding his termination of employment with the Company. Benefits under the SERP Agreement cannot exceed an amount equal to $3,000,000 per year less the offsets described above in the discussion of the SERP. In the event that Mr. Mozilo’s employment is terminated for cause, he will not be entitled to benefits under the SERP Agreement and his benefit will be governed by the terms of the SERP. The estimated annual benefit under the SERP Agreement for Mr. Mozilo (assuming retirement at age 67, base salary at the levels provided under his employment agreement and continuation of bonuses at the current level) will be $2,171,358.

Employment Agreements

      The Company has entered into employment agreements with Messrs. Mozilo, Kurland, Sambol, Garcia and Gissinger that provide for certain compensation, death, disability and termination benefits.

      Effective as of March 1, 2001, the Company entered into an employment agreement with Mr. Mozilo (the “Mozilo Agreement”). The annual cash bonus provisions of the Mozilo Agreement were amended and approved by the Company’s stockholders at the 2002 annual meeting.

      The Mozilo Agreement provides for a fixed employment term commencing as of March 1, 2001 and ending on February 28, 2006, unless earlier terminated in accordance with its terms. Pursuant to the Mozilo Agreement, Mr. Mozilo received a base salary at the annual rate of $2,300,000 in Fiscal 12/31/03. Each year, Mr. Mozilo’s base salary rate is to be increased by an amount not less than $200,000, as determined by the Compensation Committee. The Mozilo Agreement currently provides for additional incentive compensation in each year during the term thereof in the form of an annual cash bonus pursuant to a formula that multiplies the previous bonus by the ratio of the current year’s earnings per share over those of the year in which such previous bonus was paid. Mr. Mozilo is also entitled to an option to purchase not fewer than 700,001 shares of the Company’s Common Stock, as determined by the Compensation Committee. The Mozilo Agreement provides that all options granted to Mr. Mozilo pursuant to its terms shall vest in full in the event of a change in control or termination of Mr. Mozilo’s employment by reason of death or disability or by Mr. Mozilo for Good Reason (as such term is defined in the Mozilo Agreement) or by the Company without cause. The Mozilo Agreement further provides that, following the events triggering accelerated vesting thereunder or

Mr. Mozilo’s retirement at the end of the term, he will be entitled to exercise such options to the extent vested for the remainder of their ten-year term. In addition, the Mozilo Agreement provides Mr. Mozilo and his wife with lifetime medical insurance following termination of his employment other than by the Company for cause. The Mozilo Agreement also provides Mr. Mozilo a supplemental retirement benefit in addition to his benefits under the Company’s SERP. For a more complete description of Mr. Mozilo’s supplemental retirement benefit, see “EXECUTIVE COMPENSATION — Pension Plan.”

      Upon expiration of the term of the Mozilo Agreement, or Mr. Mozilo’s earlier termination by the Company without cause or by Mr. Mozilo for Good Reason, the Mozilo Agreement provides that Mr. Mozilo will enter into a five year agreement for services (the “services agreement”) with the Company that, during its term, shall provide to Mr. Mozilo payment of an annual fee of $400,000, office space, secretarial support, use of a private plane for Company business purposes for up to 100 hours per year, the continuation of financial planning services and payment of Mr. Mozilo’s country club dues. Mr. Mozilo has agreed to serve as a director of the Company during the term of the services agreement and prior to a change in control. Mr. Mozilo may terminate the services agreement following a change in control or failure by the Company to honor its obligations thereunder. All options granted to Mr. Mozilo pursuant to the terms of the Mozilo Agreement shall vest in full in the event of a change in control or by reason of his death or disability during the term of the services agreement or upon termination of the services agreement by Mr. Mozilo by reason of the Company’s failure to honor its obligations thereunder. If Mr. Mozilo terminates the services agreement by reason of the Company’s failure to honor its obligations thereunder, in addition to the acceleration of his options, Mr. Mozilo shall immediately become entitled to the full amount of the fees and the fair market value of the benefits (other than the use of the private plane) that otherwise would have been provided during the remainder of the five year term.

      The Company’s employment agreements with Stanford L. Kurland, President and Chief Operating Officer (the “Kurland Agreement”), and David Sambol, Executive Managing Director and Chief of Mortgage Banking and Capital Markets (the “Sambol Agreement”), became effective March 1, 2003 and provide for services through December 31, 2008.

      Pursuant to the Kurland Agreement and the Sambol Agreement, Mr. Kurland and Mr. Sambol received base salaries in Fiscal 12/31/03 at the annual rates of $1,140,000 and $750,000, respectively, commencing as of March 1, 2003. In each fiscal year thereafter during the terms of the Kurland Agreement and the Sambol Agreement, the base salaries of Mr. Kurland and Mr. Sambol are to be increased by an amount determined by the Compensation Committee based on the recommendation of Mr. Mozilo or the then current Chairman of the Company, in the case of Mr. Kurland, or the then current Chief Executive Officer or Chief Operating Officer, in the case of Mr. Sambol. Base salary that would not be deductible to the Company will be deferred until such time as Mr. Kurland or Mr. Sambol, as the case may be, is no longer employed by the Company. The Kurland Agreement and Sambol Agreement currently provide for base salaries at annual rates of $1,390,000 and $900,000, respectively, to reflect Mr. Kurland’s promotion to President of the Company and Mr. Sambol’s promotion to President of Countrywide Home Loans, Inc. The Kurland Agreement and the Sambol Agreement provide for incentive compensation for each fiscal year ending during the term thereof in the form of an annual cash bonus as determined in accordance with the Annual Incentive Plan, which was re-approved by the Company’s stockholders at the 2001 annual meeting and amended with stockholder approval at the 2003 annual meeting. See “EXECUTIVE COMPENSATION — Annual Incentive Plan.” In addition, the Kurland Agreement and the Sambol Agreement provide for additional incentive compensation in the form of grants of stock options, Restricted Stock or such other form as the Compensation Committee determines in respect of each fiscal year during the terms thereof. Such additional compensation for each executive takes into account the performance of such executive and the Company for the relevant fiscal year and the competitive practices then prevailing in order to position the total compensation of each executive at approximately the 75th percentile of comparable positions within comparable companies. The Kurland Agreement and the Sambol Agreement each provides that all options granted to Mr. Kurland and Mr. Sambol, respectively, shall vest in full in the event of a change in control or termination of the respective officer’s employment by reason of death or disability.

      The Mozilo Agreement, the Kurland Agreement and the Sambol Agreement each provides that following a change in control, where the Company terminates the officer’s employment without cause or the officer terminates his employment for Good Reason (including a termination for any reason within two years after a change in control in the case of Mr. Mozilo or a termination for any reason after a change in control during the term of the Kurland Agreement or the Sambol Agreement in the case of Mr. Kurland or Mr. Sambol, as applicable), the officer shall receive a cash severance payment in lieu of any further salary and cash incentive compensation for periods subsequent to such termination equal to three times the sum of (i) the officer’s annual base salary as of the date of such termination and (ii) the greater of (x) the average of the officer’s aggregate bonus and/or cash incentive award for each of the two fiscal years preceding the fiscal year of such termination and (y) the bonus and/or incentive award paid to the officer for the fiscal year immediately preceding the date of the change in control. The Company is also required to afford the officer and each of his dependents and beneficiaries, for a period of up to three years, certain other benefits provided to the officer and such other persons prior to the officer’s termination.

      The Company entered into employment agreements with Executive Managing Director Carlos M. Garcia and Senior Managing Director Andrew Gissinger, effective as of March 1, 2003 and January 23, 2001, respectively (the “Executive Agreements”). The Executive Agreements provide for the services of each individual through December 31, 2005 in the case of Mr. Garcia and February 29, 2004 in the case of Mr. Gissinger. Pursuant to the Executive Agreements, Mr. Garcia and Mr. Gissinger received base salaries in Fiscal 12/31/03 at annual rates of $575,000 and $375,000, respectively. In addition, the Executive Agreements provide for incentive compensation, in respect of each fiscal year ending during the term thereof, in the form of an annual cash bonus as determined in accordance with a bonus plan approved by the Compensation Committee. The Executive Agreements also provide for additional incentive compensation in respect of each fiscal year in the form of stock options, Restricted Stock or such other form of compensation as the Compensation Committee shall determine, taking into account the individual performance of Mr. Garcia and Mr. Gissinger, as applicable, for the relevant fiscal year and the competitive practices then prevailing.

      Each of the Executive Agreements provides for a severance payment in the event the officer is terminated following a change in control (as defined in each of the agreements) in an amount equal to three times the sum of (i) the officer’s annual base salary as of the date of such termination and (ii) the total amount of cash incentive compensation in respect of the fiscal year immediately preceding the termination date (as defined in each of the agreements). In addition, all stock options held by the officer on the termination date shall become immediately exercisable and the Company shall continue to provide certain benefits for three years following the termination date.

      The Kurland Agreement, the Sambol Agreement and each Executive Agreement provide that, in the event of the respective officer’s termination by the Company without cause, such officer shall continue to receive his annual base salary and benefits in effect at the date of termination until twenty-four months from the date of termination or December 31, 2005, whichever is later (the “Severance Period”) and receive (i) in respect of each fiscal year ending during the Severance Period, an amount equal to the cash incentive compensation paid or payable to the officer for the fiscal year immediately preceding the fiscal year in which the termination date occurs (the “Bonus Rate”), plus (ii) in respect of any portion of the Severance Period ending on a day other than the last day of a fiscal year, the Bonus Rate calculated on a pro rata basis. The Kurland Agreement and Sambol Agreement further provide that, upon a termination without cause, all stock options and other equity incentive compensation held by each officer shall vest upon such termination.

      The Mozilo Agreement, the Kurland Agreement, the Sambol Agreement and the Executive Agreements provide that, in the event of disability, the officer shall receive annual compensation in an amount equal to (i) 50% of the officer’s then current salary, minus (ii) the amount of any cash payments to the officer under the terms of the Company’s disability insurance or other disability benefit plans, the Company’s Pension Plan, the SERP and, in the case of Mr. Mozilo, the SERP Agreement, and any compensation the officer may receive pursuant to any other employment. These payments are to be made until the earlier of the officer’s death or five years from the date of the disability. The Company is also required to afford the officer and each of his dependents and beneficiaries during the disability period certain other benefits provided to the officer and such other persons immediately prior to the officer’s disability. Under each of these agreements, in the event of the officer’s death during the term of his employment, the Company is required to pay to his beneficiary an amount equal to his salary for 12 months following the date of death and to provide to such beneficiary certain other benefits provided to the officer and his dependents and beneficiaries immediately prior to the officer’s death.

      The Mozilo Agreement, the Kurland Agreement, the Sambol Agreement and each Executive Agreement further provide the respective officer with a gross-up payment intended to make the officer whole, on an after-tax basis, for any payments made thereunder that become subject to excise taxes that may be payable in the event of a change in control. These agreements also provide for certain benefits in the event of termination without cause or if the officer terminates his employment under specified conditions.

Annual Incentive Plan

      The Company has in place an Annual Incentive Plan that was re-approved by the Company’s stockholders at the 2001 annual meeting and amended with stockholder approval at the 2003 annual meeting. The purposes of the Annual Incentive Plan are to promote the profitability of the Company, provide officers an opportunity to receive incentive compensation based upon that profitability and to attract, retain and motivate such individuals. Executive officers of the Company selected by the Compensation Committee of the Board are eligible for awards under the Annual Incentive Plan. During Fiscal 12/31/03, Mr. Kurland and Mr. Sambol were the only executive officers participating in the Annual Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is made up entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of section 162(m) of the Tax Code. In addition, each director is independent of the Company and its management under the New York Stock Exchange and Nasdaq listing standards.

Compensation Philosophy and Objectives

      The Compensation Committee oversees the Company’s overall compensation structure, policies and programs and the incentives established for management and other employees. The Company’s executive compensation programs are designed to reward employees who make a significant contribution to the success of the Company’s business objectives. It is the belief of the Compensation Committee that these objectives can be best supported by attracting, retaining and motivating high-caliber executives. Paying for performance by linking compensation to achievement of established goals and objectives fosters profitable growth and increases stockholder value.

      The Company’s compensation programs consist of three main components: (i) base salary; (ii) cash incentive compensation; and (iii) equity compensation. Base salary is established based upon individual performance, promotions and competitive compensation levels. Cash incentive compensation is a potential cash award based on the Company’s overall performance, the employee’s individual performance and, in some cases, individual business unit performance. Equity compensation, consisting of stock options, restricted stock, restricted stock units and/or stock units, is designed to provide a significant incentive to contribute to the long-term growth of the Company from the perspective of an owner with an equity stake in the business. It is the intention of the Compensation Committee to pay senior executives at or near the highest quartile as compared to other leading diversified financial services companies in order to ensure the continued retention and best efforts of superior quality people.

      To assist it in assessing the competitiveness and efficacy of the Company’s executive compensation arrangements, the Compensation Committee works with an independent compensation consultant. The independent consultant reports only to the Compensation Committee.

Compensation of the Chairman and Chief Executive Officer

      The Compensation Committee believes that Mr. Mozilo, as a co-founder and the Chairman and Chief Executive Officer of the Company, has played and continues to play a material and unique role in the development, growth and unparalleled success of the Company. In light of Mr. Mozilo’s importance to the success and well-being of the Company, the Compensation Committee considered it to be in the best interest of the Company to enter into a fixed-term employment contract with Mr. Mozilo and to secure his continued services through a post-retirement services agreement. The Mozilo Agreement provides for a fixed employment term that commenced on March 1, 2001 and ends on February 28, 2006, unless earlier terminated. The Mozilo Agreement was developed by the Compensation Committee after analysis of salary and incentive compensation paid to top executives across a wide range of organizations, including financial, industrial and service companies, as well as key mortgage banking related organizations. The Compensation Committee was assisted in its development of the Mozilo Agreement by a compensation consulting firm, Mercer Human Resources Consulting (“Mercer”), which advised the Committee that the compensation arrangements for Mr. Mozilo are reasonable. For a description of the terms of the Mozilo Agreement, see “EXECUTIVE COMPENSATION — Employment Agreements” and “EXECUTIVE COMPENSATION — Pension Plan.”

      In setting Mr. Mozilo’s base salary in respect of Fiscal 12/31/03, the Compensation Committee considered the Company’s financial performance, successful diversification, the compensation of other chief executive officers in the industry and Mr. Mozilo’s individual performance and contribution to the continuing success and increased value of the Company.

      The cash bonus payable to Mr. Mozilo under the terms of the Mozilo Agreement is determined based on a formula that multiplies the previous bonus by the ratio of the current year’s earnings per share over the earnings per share in the year in which such previous bonus was paid. The cash bonus paid to Mr. Mozilo in respect of Fiscal 12/31/03 reflected the record financial performance of the Company during the year. In Fiscal 12/31/03, the Company experienced significant earnings per share growth, earning $8.32 per share, or more than two and one-half times the Company’s earnings per share in Fiscal 12/31/02. The Company also achieved a record level in Fiscal 12/31/03 for net earnings, which were approximately $2.4 billion and nearly three times the net earnings in Fiscal 12/31/02. In addition, total return to stockholders in respect of Fiscal 12/31/03 was 97%, substantially exceeding that for the S&P 500 and S&P Financial indices.

      In Fiscal 12/31/03, the Compensation Committee also granted Mr. Mozilo stock options and Restricted Stock. The grant levels were based on the terms of Mr. Mozilo’s employment agreement and the Compensation Committee’s consideration of the same factors it considered in setting Mr. Mozilo’s base salary. Such factors, including the superior financial performance of the Company during Fiscal 12/31/03, are described in more detail above.

Compensation of Other Executives

      With respect to the compensation of other key executives, the Compensation Committee has historically entered into employment agreements that are consistent with the Compensation Committee’s philosophy and objectives. Base salaries for key executives are generally determined with reference to market data for comparable positions at comparable companies, the experience level and performance of the individual executive and the recommendations of senior management. The Compensation Committee also considers the performance of the executive officer in his or her particular area of responsibility, his or her contribution to the Company as a whole, as well as the anticipated future contributions the executive officer is expected to make to the Company. In the case of the employment agreement for Mr. Kurland, the Compensation Committee also obtained the advice and recommendations of Mercer.

      The cash incentive or bonus compensation payable to Mr. Kurland and Mr. Sambol is based upon the executives’ performance under the Company’s Annual Incentive Plan. The purposes of the Annual Incentive Plan are to promote the profitability of the Company, to provide officers with an opportunity to receive incentive compensation based upon that profitability and to attract, retain and motivate such individuals. The Annual Incentive Plan has also been designed to preserve the tax deductibility of payments made pursuant to the plan. The Annual Incentive Plan is administered by the Compensation Committee and the Compensation Committee determines award levels based on (i) the participant’s target award; (ii) the extent to which performance goals have been achieved and (iii) the weightings established with respect to the applicable performance criteria. A participant’s performance goals may be established with respect to one or more of the following performance criteria: net income, return on equity, return on assets, earnings per share, net income before interest and taxes and total stockholder return (each as determined in accordance with the Annual Incentive Plan). For Fiscal 12/31/03, Mr. Kurland’s and Mr. Sambol’s awards under the Annual Incentive Plan were based upon the Company’s return on equity and earnings per share. The cash bonuses paid to Mr. Kurland and Mr. Sambol reflect the Company’s exceptional financial performance in Fiscal 12/31/03.

      Cash incentive compensation payable to other key executive officers is based upon the individual executive’s performance with respect to overall Company financial targets, including criteria similar to that contained in the Annual Incentive Plan described above. In addition, the Compensation Committee approves performance objectives for each executive that are specifically tailored to provide an incentive to the person to meet goals applicable to his or her business unit or area of expertise, such as product expansion and/or market share targets.

      The Compensation Committee oversees the determination of the overall number of employee stock options and Restricted Stock (collectively, “Equity Awards”) to be granted each year and how those Equity Awards are to be distributed among the employees. The equity compensation component payable to key executives is approved by the Compensation Committee with a view to providing an incentive to executive officers to improve the long-term performance of the Company. The specific levels of stock option and/or restricted stock grants are based upon the executive’s performance, the Company’s performance and the Company’s strategy to compensate senior executives at or near the highest quartile for comparable positions at comparable companies.

      For further information in respect of the salary, incentive, long term and other compensation payable to the Chief Executive Officer and other named executive officers, see the tables following “EXECUTIVE COMPENSATION”.

Deductibility of Compensation

      Section 162(m) of the Tax Code limits the corporate deduction for compensation paid to named executive officers to $1 million unless such compensation qualifies as “performance-based compensation.” It is the policy of the Compensation Committee to develop compensation plans that provide for the payment of compensation that is tax deductible to the Company, while recognizing that the legitimate interests of the Company and its stockholders may at times be better served by compensation arrangements that are not deductible.

      It is intended that the incentive compensation arrangements for Messrs. Mozilo, Kurland and Sambol qualify as “performance-based compensation.” The Compensation Committee recognizes that payments of base salary to Mr. Mozilo will not be deductible to the extent they exceed $1 million. The Compensation Committee requested, and Mr. Mozilo agreed, that Mr. Mozilo’s base salary exceeding $1 million would not be paid until such time as it can be deductible to the Company. With respect to Mr. Kurland and Mr. Sambol, base salary in excess of $1 million that would not be deductible to the Company will be deferred until such time as Mr. Kurland or Mr. Sambol, as the case may be, is no longer employed by the Company. In addition, the Company’s equity incentive plans, as previously approved by stockholders, meet the requirements for deductibility to the extent that stock options are granted thereunder.

The Compensation Committee

Harley W. Snyder, Chairperson
Robert J. Donato
Michael E. Dougherty
Oscar P. Robertson
Keith P. Russell

AUDIT AND ETHICS COMMITTEE REPORT

      The following Audit and Ethics Committee Report does not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such report by reference therein.

      The Audit and Ethics Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 12/31/03 with management and with Grant Thornton LLP (“Grant Thornton”), the Company’s independent auditor in respect of Fiscal 12/31/03. The Audit and Ethics Committee also has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit and Ethics Committee has received from Grant Thornton the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton its independence from the Company.

      Based on the review and discussions referred to above, the Audit and Ethics Committee recommended to the Board that audited financial statements for Fiscal 12/31/03 be included in the Company’s Annual Report on Form 10-K for the same period to be filed with the SEC.

The Audit and Ethics Committee

Michael E. Dougherty, Chairperson
Henry G. Cisneros
Robert J. Donato
Gwendolyn S. King
Martin R. Melone
Keith P. Russell

PRINCIPAL AUDITOR FEES AND SERVICES

      Grant Thornton was the Company’s independent auditor in respect of Fiscal 12/31/03. As discussed below, the Audit and Ethics Committee engaged KPMG LLP (“KPMG”) as the Company’s independent auditor for the fiscal year commencing January 1, 2004.

Grant Thornton Fees

      The following table shows the fees billed by Grant Thornton for the audit and other services provided by Grant Thornton to the Company in respect of Fiscal 12/31/03 and Fiscal 12/31/02.

	2003	2002

Audit Fees(1)	$2,644,877	$1,531,475
Audit-Related Fees(2)	106,946	70,078
Tax Fees(3)	0	409,332
All Other Fees(4)	948,065	1,045,490

Total	3,699,888	3,056,375

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements, as well as audit services provided in connection with other statutory and regulatory filings, comfort letters and consents.

(2)	Represents fees for accounting consultations, employee benefit plan audits, pension plan audits and agreed-upon procedures.

(3)	Represents fees for tax credit reviews.

(4)	Represents fees for comfort letters relating to loan securitizations in 2003 and 2002, internal audit consulting services in 2003 and compensation consulting in 2002.

      The Audit and Ethics Committee approved all non-audit services performed by Grant Thornton during Fiscal 12/31/03 in accordance with applicable requirements. Before the Company’s independent auditor is engaged to provide any audit or non-audit services, the engagement must be reviewed and specifically approved by the Audit and Ethics Committee. The Audit and Ethics Committee does not currently use any pre-approval policies or procedures that would permit such engagements to begin without the specific approval of the Committee.

      Representatives of Grant Thornton and KPMG will be present at the Meeting. Each of these representatives will have an opportunity to make a statement, if he or she wishes to do so, and will be available to respond to appropriate questions.

Change of Auditors for 2004

      During Fiscal 12/31/03, the Audit and Ethics Committee reviewed the proposed scope and fees of a number of alternative auditing firms qualified to perform the Company’s independent audit work and considered the appropriateness of either retaining the incumbent auditor or engaging another firm. After a review of proposals for audit services from several public accountants, the Audit and Ethics Committee determined to engage KPMG as the Company’s principal independent auditor for the fiscal year commencing January 1, 2004. The engagement of KPMG was based upon a comprehensive review of audit firms and their capabilities, qualifications and expertise relative to the Company’s current and anticipated needs, and was not the result of any disagreement between the Company and Grant Thornton LLP (“Grant Thornton”), the Company’s previous independent auditor, on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures.

      On January 5, 2004, the Audit and Ethics Committee engaged KPMG as the Company’s new independent auditor and informed Grant Thornton of its decision. This action effectively dismissed Grant Thornton as the Company’s independent auditor for the fiscal year commencing January 1, 2004. Grant Thornton continued as the Company’s independent auditor in respect of Fiscal 12/31/03.

      The reports of Grant Thornton on the Company’s financial statements as of and in respect of Fiscal 12/31/03 and Fiscal 12/31/02 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with its audits of the Company’s financial statements in respect of Fiscal 12/31/03 and Fiscal 12/31/02 and through February 27, 2004, the date on which Grant Thornton issued its reports as to the Company’s financial statements in respect of Fiscal 12/31/03, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in its report on the Company’s financial statements as of and in respect of Fiscal 12/31/03 and Fiscal 12/31/02.

      During Fiscal 12/31/03 and Fiscal 12/31/02 and through February 27, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      Except as set forth below, during Fiscal 12/31/03 and Fiscal 12/31/02 and the subsequent interim period prior to engaging KPMG, the Company did not consult with KPMG regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      On June 3, 2002, the Company engaged KPMG to assist Balboa Insurance Company (“Balboa”), a subsidiary of the Company, in evaluating accounting principles relating to two specific contracts. KPMG concurred with Balboa’s accounting treatment for these two contracts in a letter dated November 8, 2002, a copy of which is attached as Exhibit 99.1 to a Current Report on Form 8-K the Company filed on January 12, 2004.

      In addition, during the proposal process, KPMG discussed with management the Company’s classification in its income statement of certain loan origination costs. KPMG informed the Company that they believed this discussion was an important factor considered by the Company in determining that it would reclassify applicable loan origination costs against gains on the sales of mortgage loans in its financial statements for Fiscal 12/31/03. The Company has consulted its current independent auditor, Grant Thornton, with respect to such reclassification and has been informed that there is concurrence with management’s position.

      The Company requested and received from Grant Thornton and KPMG letters addressed to the SEC stating that they agreed with the foregoing statements. Copies of the letters were filed as Exhibits 16.1 and 16.2 to the related Current Report on Form 8-K filed with the SEC on January 12, 2004. The Company also requested and received a follow-up letter from Grant Thornton following the completion of the audit, and such letter was filed as Exhibit 16.1 to a Current Report on Form 8-K filed with the SEC on March 23, 2004. In addition, the Company provided Grant Thornton and KPMG a copy of this Proxy Statement prior to its filing with the SEC.

PERFORMANCE GRAPH

      The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1998 in each of the Company, the S&P 500 Index and the S&P Financial Index. The results and comparisons shown in the graph below are based upon historical data and are not indicative of, nor intended to forecast future performance of, the Company’s Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG COUNTRYWIDE FINANCIAL CORPORATION, THE S&P 500 INDEX
AND THE S&P FINANCIAL INDEX

Total Return Analysis

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Countrywide Financial Corporation	$100.00	$50.80	$102.41	$84.10	$107.25	$211.67
S&P 500 Index	$100.00	$121.01	$109.99	$96.98	$75.58	$96.79
S&P Financial Index	$100.00	$104.13	$130.75	$119.08	$101.66	$132.54

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

CERTAIN TRANSACTIONS

      During Fiscal 12/31/03, Mr. Garcia had three loans outstanding under a plan maintained by the Company, which plan was ratified and approved by the stockholders, to facilitate the exercise of stock options (the “Financing Plan”). His highest aggregate indebtedness to the Company during Fiscal 12/31/03 was $122,148.35. The three loans bore interest rates of 5.54%, 5.67% and 5.54%, respectively. As of December 31, 2003, the total amount outstanding was $104, 698.59. All three of these loans were repaid in full as of April 5, 2004.

      Mr. Heller is Of Counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson. This firm performed nominal services for the Company in Fiscal 12/31/03. Mr. Heller did not receive any compensation in connection with this retention. The Company does not expect to retain the services of this firm in the fiscal year ending December 31, 2004.

      During Fiscal 12/31/03, one or more of the Company’s mortgage lending subsidiaries made, in the ordinary course of business, mortgage loans and/or home equity lines of credit to directors and executive officers and their immediate families. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collectibility or present other unfavorable features. Generally, the Company sells these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in its ordinary course of business. Prior to the enactment of the Sarbanes-Oxley Act of 2002, directors and executive officers were eligible to participate in a broad-based employee discount program pursuant to which they may have received reductions in discount points payable in connection with the Company’s origination of their mortgage loans. Directors and executive officers are no longer entitled to participate in this employee discount program.

PROPOSAL ONE

ELECTION OF DIRECTORS

      The Company’s Bylaws give the Board the power to set the number of directors at no less than three nor more than fifteen, and the Board has fixed the number of directors at thirteen. The Company currently has thirteen directors. Directors serve three-year terms, which are staggered to provide for the election of approximately one-third of the Board each year. The terms of the current Class II directors, Henry G. Cisneros, Robert J. Donato, Michael E. Dougherty, Martin R. Melone and Harley W. Snyder will expire at the Meeting. Each of Messrs. Cisneros, Donato, Dougherty, Melone and Snyder has been nominated for election as a Class II director for a new term that will expire at the annual meeting to be held in 2007.

      Each director will be elected by a plurality of the votes cast at the Meeting. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy card to vote for the nominees listed below. In the event that any nominee becomes unavailable for any reason, the proxies will be voted for the election of the person, if any, who is designated by the Board to replace the nominee. The Board does not anticipate that any nominee will become unavailable.

      The following table contains information regarding the nominees and the other incumbent directors.

			Director
Name	Occupation	Age	Since

Nominees for Election — Term Expiring 2004 (Class II)
Henry G. Cisneros	Founder, Chairman and Chief Executive Officer American CityVista San Antonio, TX	56	2001
Robert J. Donato	Executive Vice President, Los Angeles Branch UBS Financial Services, Inc. Los Angeles, CA	64	1993
Michael E. Dougherty	Founder and Chairman Dougherty Financial Group, LLC Minneapolis, MN	63	1998
Martin R. Melone	Retired Partner Ernst & Young LLP Los Angeles, CA	62	2003
Harley W. Snyder	President HSC, Inc. and S-W Corporation Valparaiso, IN	71	1991

			Director
Name	Occupation	Age	Since

Incumbent Directors — Term Expiring 2005 (Class III)
Angelo R. Mozilo	Chairman of the Board and Chief Executive Officer of the Company Calabasas, CA	65	1969
Stanford L. Kurland	President and Chief Operating Officer of the Company Calabasas, CA	51	1999
Oscar P. Robertson	President Orchem Corporation, Orpack-Stone Corporation and OR Document Management Services, LLC Cincinnati, OH	65	2000
Keith P. Russell	President Russell Financial, Inc. Pasadena, CA	58	2003
Incumbent Directors — Term Expiring 2006 (Class I)
Jeffrey M. Cunningham	Chairman and Chief Executive Officer Navigator Holdings, LLC Manchester, MA	51	1998
Ben M. Enis	Founder and Chief Executive Officer Enis Renewable Energy Systems, LLC Henderson, NV	62	1984
Edwin Heller	Attorney, Of Counsel Fried, Frank, Harris, Shriver & Jacobson New York, NY	74	1993
Gwendolyn S. King	President Podium Prose Washington, D.C.	63	2001

      The Board recommends that the stockholders vote FOR each of the nominees.

PROPOSAL TWO

APPROVAL OF THE
COUNTRYWIDE FINANCIAL CORPORATION
2000 EQUITY INCENTIVE PLAN, AS AMENDED

      At the Meeting, stockholders will be asked to approve the Countrywide Financial Corporation 2000 Equity Incentive Plan, as amended (the “Plan”), as well as the proposed amendments to the Plan described below. The Plan was adopted by the Board of Directors on May 10, 2000, and approved by the Company’s stockholders on July 12, 2000.

Amendments

      On November 12, 2003, the Board approved, subject to approval by stockholders at the Meeting, an amendment to the Plan that permits Non-employee Directors to become eligible to receive all types of equity awards authorized thereunder. As proposed to be amended, the Plan would make each Non-employee Director an Eligible Person (as hereafter defined) entitled to receive equity awards authorized under the Plan to the same extent as all other Eligible Persons thereunder.

      On March 10, 2004, the Board approved, subject to approval by stockholders at the Meeting, an amendment to the Plan that increases by 11,000,000 the number of shares of Common Stock (“Shares”) that may from time to time be made the subject of Options, Restricted Stock, Restricted Stock Units and Stock Units (collectively, “Awards”) thereunder. Of this amount, the aggregate number of Shares subject to Restricted Stock, Restricted Stock Units and Stock Units under the Plan shall not exceed 1,000,000. If this amendment to the Plan is approved, the maximum number of Shares that can be issued under the Plan will be increased from 33,500,0001 to 44,500,000, and the aggregate number of Shares subject to Restricted Stock, Restricted Stock Units and Stock Units under the Plan will be increased from 2,000,000 to 3,000,000.

      The Plan was also recently amended to (i) permit the issuance of Restricted Stock Units and Stock Units from the Shares authorized for issuance under the Plan, and (ii) reflect stock dividends paid by the Company on December 17, 2003 and April 12, 2004, by adjusting the number of Shares authorized for issuance under the Plan and the aggregate number limitations set forth in the Plan with respect to certain grants.

      While only the proposed amendments to permit Non-employee Directors to receive all types of equity awards authorized under the Plan and to increase the number of Shares that can be issued under the Plan are contingent upon stockholder approval, stockholders will be asked to approve in its entirety the Plan, as amended, as well as the proposed amendments described above. If the Company’s stockholders do not approve this proposal, the Plan shall remain in full force and effect in accordance with the terms thereof; however, only those amendments that do not require stockholder approval shall be given effect.

Purpose

      One of the Company’s principal methods to attract and retain key employees and directors is the grant of Awards. The Company believes that it is in the best interest of the Company to increase the maximum number of Shares that may be made subject to Awards under the Plan in order to (i) continue to attract and retain key employees and directors; (ii) provide additional incentive and reward opportunities to current employees to encourage them to enhance the profitability of the Company; and (iii) remain at a competitive advantage with other industry leaders who continue to grant such long-term incentive awards to their employees and directors. As of April 12, 2004, 11,607,437 Shares were available for the grant of new Awards under the Plan. Of this amount, 1,538,295 Shares were available for the grant of Restricted Stock, Restricted Stock Units and Stock Units.

      The principal provisions of the Plan, as proposed to be amended, are summarized below.

Description of the Plan

      The following is a summary description of the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

— General

      The Plan is applicable to U.S. employees and non-employee directors of the Company and its subsidiaries and affiliates and has been adapted to allow for the grant of Awards to employees in the United Kingdom. The Plan may be further adapted to allow for the grant of Awards to other non-U.S. employees and directors (together with Awards granted to employees in the United Kingdom, “Foreign Award Grants” below).

      The Plan authorizes the grant and issuance of Awards, including Options intended to qualify as incentive stock options (“ISO”) under Section 422 of the Tax Code. Awards granted under the Plan may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act,

      1The number of Shares currently authorized for issuance under the Plan, including any aggregate limitations on grants thereunder, and all amounts set forth in PROPOSAL TWO in respect of Awards outstanding as of April 12, 2004, reflect adjustments resulting from stock dividends paid by the Company on December 17, 2003 and April 12, 2004.

pursuant to Rule 16b-3 and/or qualify as “performance-based compensation” that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Tax Code.

      The preceding paragraph applies to Awards granted under the Plan to U.S. employees and non-employee directors of the Company and its subsidiaries and affiliates. With respect to Foreign Award Grants, such grants will be made in a manner consistent with the intent of the Plan and the particular laws or applicable customs or rules of the relevant jurisdiction outside of the United States (see “Foreign Award Grants” below).

— Shares Available

      The Plan will be in effect until July 11, 2010 and no Award may be granted under the Plan after that date. If the proposed amendment to the Plan is approved by the stockholders, a maximum of 44,500,000 Shares may be issued under the Plan. The aggregate number of Shares subject to Restricted Stock, Restricted Stock Units and Stock Units under the Plan shall not exceed 3,000,000, and the aggregate number of Shares subject to Options granted under the Plan during any calendar year to any one Eligible Person shall not exceed 6,000,000. In addition, the maximum number of Shares in respect of Options and Restricted Stock that may be granted to a Non-employee Director under this Plan in any one calendar year is 75,000 and 45,000, respectively. The number of Shares that may be issued under the Plan, the aggregate number limitations set forth in the Plan with respect to certain grants and the number of Shares that are subject to outstanding Awards under the Plan will be appropriately adjusted upon a Fundamental Change, and all such numbers as set forth herein currently reflect adjustments resulting from the stock dividends paid by the Company on December 17, 2003 and April 12, 2004.

— Eligibility

      Any employee of the Company or a Subsidiary, any Non-employee Director or any non-employee director of an affiliated company (“Non-employee Affiliate Director”) designated by the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) as eligible to receive Awards subject to the conditions set forth in the Plan is eligible to receive a grant of an Award under the Plan (an “Eligible Person”). A “Ten-Percent Stockholder” is an Eligible Person, who, at the time an ISO is granted to him or her, owns (within the meaning of Section 422(b)(6) of the Tax Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary. A “Grantee” is any current or former Eligible Person to whom an Award has been granted and a “Participant” is any Grantee and any person (including any estate) to whom an Award has been assigned or transferred pursuant to the Plan.

— Administration

      Subject to the express provisions of the Plan and applicable law, the Compensation Committee has broad authority to administer and interpret the Plan, including, without limitation, authority to determine who is eligible to participate in the Plan and to which of such persons to grant Awards, and when Awards are granted under the Plan, to determine the number of Shares subject to Awards, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of documents evidencing Awards made under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. The entire Board, however, shall administer and interpret the Plan with respect to any action, determination, interpretation or modification concerning a specific Award to any Non-employee Director. In addition, the maximum number of Shares that may be made subject to any such Award to a Non-employee Director is limited to 75,000 with respect to Options and 45,000 with respect to Restricted Stock. The Compensation Committee is comprised entirely of independent directors.

      With respect to Foreign Award Grants, the Compensation Committee has the broad authority to prescribe and amend the terms of documents evidencing such grants without the prior approval of the Board; provided that action taken pursuant to this authority is consistent with the intent of the Plan and is for the limited purpose of complying with the particular laws or applicable customs or rules of the relevant jurisdiction outside of the United States.

— Terms and Conditions of Options

      Subject to the express provisions of the Plan, the Compensation Committee has discretion to determine the vesting schedule of Options, the events causing an Option to expire, the number of Shares subject to any Option, the restrictions on transferability of an Option, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Compensation Committee. Options granted under the Plan may be either ISOs or Options not intended to qualify as ISOs (“NQSOs”).

      The exercise price for Options may not be discounted, and it may not be less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Option is granted, except (i) the exercise price of an Option may be higher or lower in the case of Options granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, and (ii) in the event an employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the Fair Market Value of the Company’s Common Stock on the date the Option is granted. On April 19, 2004, the Fair Market Value of a share of Common Stock was $55.97. Without the approval of stockholders, the Company shall not reprice any Options.

      The exercise price of an Option may be paid through various means specified by the Compensation Committee including by (i) personal, certified or cashier’s check, (ii) shares of capital stock of the Company that have been held by the Participant for such period of time as the Compensation Committee may specify, (iii) other property deemed acceptable by the Compensation Committee or (iv) any combination of (i) through (iii). Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

      The Term of each Option granted under the Plan, including any ISOs, shall be for a period of years from the date of grant set forth in the Option Document, but in no event shall the Term of an Option extend beyond ten years from the date of grant (five years in the case of an ISO granted to a Ten-Percent Stockholder). Unless the Option Document provides otherwise, all Options shall terminate and expire upon the first to occur of the following events: (i) the expiration of 10 years from the date the Option was granted, or, in the case of an Option granted to an employee, any earlier termination date specified in the Option Agreement; (ii) the expiration of three months from the date the person ceases to be employed by the Company or serve as a director other than by reason of death, Disability, Retirement or Cause; (iii) the expiration of one year from the date the person ceases to be employed by the Company or serve as a director by reason of death, Disability or Retirement; or (iv) the termination of the employee’s employment or the director’s service for Cause.

— Terms and Conditions of Restricted Stock and Restricted Stock Units

      Subject to the Plan, the Compensation Committee and/or the Board may grant Shares of Restricted Stock or Restricted Stock Units to Eligible Persons. To the extent eligible, a person may also defer payment of the Restricted Stock and elect to receive Restricted Stock Units in lieu thereof. In connection with its granting of Shares of Restricted Stock or Restricted Stock Units under the Plan, the Compensation Committee has discretion to determine the restrictions on transferability and such further terms and conditions, including any applicable deferral periods, in each case not inconsistent with the Plan, as may be determined from time to time by the Compensation Committee. Unless otherwise determined by the Compensation Committee, any Share of Restricted Stock or Restricted Stock Unit that is not issued in lieu of cash compensation will have a minimum three-year vesting schedule. Until restrictions upon Shares of Restricted Stock and Restricted Stock Units, including any applicable deferral periods, have lapsed in accordance with their terms and conditions, a Grantee shall not be entitled to sell, transfer or otherwise hypothecate such Shares and/or Restricted Stock Units.

      Unless the Committee determines otherwise and as set forth in the agreement evidencing the grant, upon delivery of the Shares of Restricted Stock, the holder shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. In the case of Restricted Stock Units, holders shall be credited with additional Restricted Stock Units in an amount equal to the dividends that would otherwise have been payable with respect to the Shares to be subsequently delivered. Holders of Restricted Stock Units shall not have any voting rights in connection therewith.

      Unless determined otherwise by the Committee, upon the termination of a Grantee’s employment with the Company, all Shares of Restricted Stock and Restricted Stock Units with restrictions that have not lapsed as of the date of such termination shall be forfeited upon the termination date.

— Terms and Conditions of Stock Units

      Subject to the Plan, the Compensation Committee and/or the Board may grant Stock Units to Eligible Persons. To the extent eligible, a person may also defer payment of certain cash remunerations and elect to receive Stock Units in lieu thereof. In either case, the grant shall be evidenced by an agreement that shall provide for the deferred delivery of the Shares.

      Unless the Committee determines otherwise and as set forth in the agreement evidencing the grant, holders of Stock Units shall be credited with additional Stock Units in an amount equal to the dividends that would otherwise have been payable with respect to the Shares to be subsequently delivered. Holders of Stock Units shall not have any voting rights in connection therewith.

      Until the applicable deferral period shall have lapsed, such Shares and/or Stock Units, shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

— Change of Control

      In connection with a Corporate Change, (i) Restrictions upon Shares of Restricted Stock and Restricted Stock Units shall immediately lapse, (ii) Options will become immediately and fully exercisable, and (iii) an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Corporate Change, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x)(A) in the case of an NQSO, the greater of (1) the Fair Market Value, on the date preceding the date of surrender of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an ISO, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six months prior to the Corporate Change to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the 60 day period commencing upon the expiration of six months from the date of grant of any such Option.

— Amendments and Termination

      The Board may amend, alter or discontinue the Plan or any document evidencing an Award made under the Plan, but no such amendment shall, without the approval of the stockholders of the Company: (i) increase the maximum number of Shares for which Awards may be granted under the Plan; (ii) reduce the price at which Awards may be granted below the price provided for in the Plan; (iii) reduce the exercise price of outstanding Options; or (iv) extend the term of the Plan. Notwithstanding the foregoing, no amendment shall be made, without the consent of the Grantee, that would impair any Option previously granted under the Plan or would deprive any Grantee of any Shares that he or she may have acquired through or as a result of the Plan. No Awards shall be granted pursuant to the Plan more than ten years after the effective date of the Plan.

— Grants

      The Compensation Committee generally has full discretion to determine the timing and recipients of any grants of Awards under the Plan and the number of Shares subject to any such Awards that may be granted under the Plan, subject to certain limitations as set forth in the Plan and described herein. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group, the Non-employee Directors, the Non-employee Affiliate Directors and all other employees determined eligible under the Plan are not presently determinable.

— Foreign Award Grants

      On May 9, 2001, the Company amended the Plan to enable it to provide stock options to employees in the United Kingdom (“UK”). Accordingly, the Plan now provides for the grant of “Approved” and “Unapproved” Options to UK employees. Approved Options are approved pursuant to UK tax law and may vest no sooner than three years from the date of grant. The value of Approved Options that an employee may hold at any one time is restricted to 30,000 pounds sterling, determined as of the date of grant. Unapproved Options have no restrictions with respect to vesting nor the value of the Options held at any one time. Both Approved and Unapproved Options expire ten years from the date of grant.

— U.S. Federal Income Tax Consequences of Options

      The following discussion of the U.S. federal income tax consequences of Option grants to U.S. employees, Non-employee Directors and Non-employee Affiliate Directors under the Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of Options thereunder. Further, the tax consequences under laws or applicable customs or rules of foreign jurisdictions will also differ.

      Because the U.S. federal income tax rules governing Options and related payments are complex and subject to frequent change, and they depend on the Participant’s individual circumstances, Participants are advised to consult their tax advisors prior to exercise of Options or other dispositions of stock acquired pursuant to Options.

      ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Tax Code. NQSOs need not comply with such requirements.

      An Optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the Fair Market Value of the Shares on the exercise date will, however, be a positive adjustment for purposes of the alternative minimum tax, and thus an Optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If an Optionee holds the Shares acquired upon exercise of an ISO for at least two years following the Grant Date and at least one year following exercise, the Optionee’s gain, if any, upon a subsequent disposition of such Shares is long-term capital gain. If an Optionee disposes of Shares acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the sale will constitute a disqualifying disposition and the Optionee will recognize ordinary income equal to the lesser of (i) the amount realized on disposition less the Optionee’s adjusted basis in the Shares (usually the exercise price) or (ii) the difference between the Fair Market Value of the Shares on the exercise date and the exercise price. Any balance received by the participant upon such sale or disposition in excess thereof will be treated as capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee’s disposition of the Shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the Optionee disposes of the Shares in an amount equal to the ordinary income recognized by the Optionee.

      An Optionee is not taxed on the grant of an NQSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the Option price and the Fair Market Value of the Shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the Shares is long-term capital gain if the Shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

      Special rules will apply in cases where a recipient of an Option pays the exercise or purchase price of the Option or applicable withholding tax obligations under the Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the Option. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carryover basis in the Shares acquired and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Option and may require the Participant to pay such taxes as a condition to exercise of an Option.

      The terms of the documents pursuant to which Options are granted under the Plan may provide for accelerated vesting or payment of an Option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Optionee, certain amounts with respect to such Option may constitute “excess parachute payments” under the “golden parachute” provisions of the Tax Code. Pursuant to these provisions, an Optionee may be subject to a 20% excise tax on any “excess parachute payments,” and the Company would be denied any deduction with respect to such payments.

      As described above, Options granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code, entitling the Company to federal income tax deductions with respect to any compensation required to be taken into account under Section 162 of the Tax Code that is in excess of $1,000,000 and paid to a Covered Employee (as defined in Section 162 of the Tax Code). Compensation for any year that is attributable to an Option granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

      Adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote on the matter at this Meeting.

      The Board recommends that the stockholders vote FOR this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act requires the Company’s directors and executive officers to report their ownership of and transactions in the Company’s Common Stock to the SEC, the New York Stock Exchange and Nasdaq. Copies of these reports are also required to be supplied to the Company. Specific dates for filing these reports have been established by the SEC, and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during Fiscal 12/31/03 or any prior fiscal year. Based solely on its review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied, except as follows. Robert J. Donato, a director, did not timely report on Form 4 a transaction relating to his acquisition from the distribution proceeds of a family living trust, on November 13, 2003, of 600 shares of the Company’s Common Stock with a fair market value on such date of $50.55 per share. Mr. Donato subsequently reported the transaction on Form 4, filed on December 1, 2003. Richard DeLeo, an officer, did not timely report on Form 4 a transaction relating to cashless exercises, on June 4, 2003, of his options to purchase 11,670 and 5,836 shares of the Company’s Common Stock at exercise prices of $11.67 and $12.58 per share, respectively. Mr. DeLeo subsequently reported these transactions on Form 4, filed on June 9, 2003. The failure to timely file such reports was solely due to inadvertent errors of the Company and not the reporting persons.

ANNUAL REPORT AND FORM 10-K

      The Annual Report to Stockholders, containing the consolidated financial statements of the Company for Fiscal 12/31/03, accompanies this Proxy Statement and is incorporated herein by this reference.

      Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K for Fiscal 12/31/03, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to Investor Relations, Countrywide Financial Corporation, 4500 Park Granada, MSN CH-19, Calabasas, California 91302-1613, (818) 225-3550. The Company’s Form 10-K is

also available online at the Company’s website, www.countrywide.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

STOCKHOLDER PROPOSALS

      Any proposal that a stockholder wishes to be considered for inclusion in the Proxy and Proxy Statement relating to the 2005 Annual Meeting of Stockholders must be received by the Company no later than December 26, 2004. Any other proposal that a stockholder wishes to bring before the 2005 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 26, 2004. All proposals must comply with the applicable requirements or conditions established by the SEC and Article II, Section 13 of the Company’s Bylaws, which requires, among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Company’s Secretary at 4500 Park Granada, MSN CH-11B, Calabasas, California 91302. The persons designated as proxies by the Company in connection with the 2005 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

OTHER MATTERS

      The Board knows of no matters other than those listed in the attached Notice of Annual Meeting that are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

SUSAN E. BOW
Secretary

April 29, 2004

APPENDIX A

COUNTRYWIDE FINANCIAL CORPORATION

CATEGORICAL BOARD INDEPENDENCE STANDARDS

      As required by the listing standards of the New York Stock Exchange (“NYSE”) and the Nasdaq Stock Market (“Nasdaq”), a majority of the Directors serving on the Board are to be independent from management. A Director may not be considered independent if the Director does not meet the criteria for independence established by the NYSE, the Nasdaq and applicable law. At least annually (or more frequently, if warranted by the circumstances), the Board shall affirmatively determine whether each Director qualifies as independent. In addition to reviewing each Director’s compliance with the specific independence tests set forth in the rules of the NYSE and Nasdaq, the Board has established the following categorical standards to assist it in making independence determinations:

      1. Business Relationships. All payments by the Company to an entity with which a Director (or a family member) is affiliated for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a Director’s independence:

(a) if a Director (or a family member) is affiliated with an entity that does business with the Company and the annual sales to, or purchases from, the Company during each of the current fiscal year and each of such entity’s three preceding fiscal years are less than the greater of $200,000 or two percent (2%) of either such entity’s gross annual revenues or the Company’s gross annual revenues,

(b) if a Director is a partner of or of counsel to a law firm, the Director (or a family member) does not personally perform any legal services for the Company, and the fees paid to the firm by the Company during each of the current fiscal year and each of such firm’s three preceding fiscal years do not exceed the greater of $200,000 or two percent (2%) of either such firm’s gross annual revenues or the Company’s gross annual revenues, and

(c) if a Director is a partner, officer or employee of an investment bank or consulting firm, the Director (or a family member) does not personally perform any investment banking or consulting services for the Company, and the fees paid to the firm by the Company during each of the current fiscal year and each of such firm’s three preceding fiscal years do not exceed the greater of $200,000 or two percent of either such firm’s gross annual revenues or the Company’s gross annual revenues.

      2. Banking Relationships. A Director will not fail to be independent from management solely as a result of lending relationships, deposit relationships or other banking relationships (including, without limitation, trust department, investment and insurance relationships) between the Company, on the one hand, and the Director (or a family member) or an entity with which the Director (or a family member) is affiliated, on the other hand, provided that:

(a) such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties,

(b) with respect to extensions of credit by the Company to the Director, his or her family member or such entity,

(i) such extensions of credit are made in compliance with applicable laws and regulations, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934,

(ii) no event of default has occurred with respect to any of such extensions of credit,

(iii) none of such extensions of credit is categorized as “classified” by the Company or any regulatory authority that supervises the Company and

(iv) if any of such extensions of credit was terminated in the Company’s ordinary course of business, that action would not reasonably be expected to have a material adverse effect on the Director, his or her family member or the affiliated entity, as applicable, and

(c) such banking relationship does not involve the payment or receipt of interest and other fees that exceed any of the threshold amounts specified in Section 1.

      3. Relationships with Not-for-Profit Entities. A Director’s independence will not be considered impaired solely for the reason that the Director or a family member is an officer, director or trustee of a foundation, university or other not-for-profit organization that receives from the Company during the current fiscal year or any of the prior three fiscal years, contributions in an amount not exceeding the greater of $200,000 or two percent (2%) of the not-for-profit organization’s aggregate annual charitable receipts during the entity’s fiscal year.

      For purposes of these standards, the “Company” shall mean Countrywide Financial Corporation and its direct and indirect consolidated subsidiaries, and “family member” of a Director shall include (1) the Director’s spouse, parents, children and siblings, whether by blood, marriage or adoption (including the Director’s mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law) and anyone who shares or resides in the Director’s home and (2) anyone else included in the definitions of “immediate family member” (as defined in the NYSE’s independence rules) or “family member” (as defined in the Nasdaq’s independence rules), as each may be amended from time to time. A person will be considered to be “affiliated” with an entity if the person, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

APPENDIX B

COUNTRYWIDE FINANCIAL CORPORATION

AUDIT AND ETHICS COMMITTEE CHARTER
(as amended and restated through March 10, 2004)

PURPOSE:

      The primary function of the Audit and Ethics Committee (the “Audit Committee”) of Countrywide Financial Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to oversee (a) the integrity of the Company’s financial statements and the financial and other information reporting processes of the Company; (b) the independent auditor’s selection, qualifications, performance and independence; (c) the performance of the Company’s internal audit function and the Company’s system of internal controls; and (d) the Company’s audit, compliance and accounting processes generally.

      The Audit Committee also has an oversight function with respect to financial and accounting matters and internal controls. It is, however, the responsibility of the Company’s management team to prepare the Company’s financial statements, establish systems of internal control, maintain financial records and monitor the same. Consequently, in carrying out its functions, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent accountants’ work.

      In carrying out these functions, the Audit Committee shall seek to serve as an independent and objective monitor of the performance of the Company’s financial reporting process and system of internal controls.

ORGANIZATION:

      The Audit Committee shall consist of at least three Directors appointed by the Board of Directors, including a Chairperson. Each member of the Audit Committee shall be a person who:

(a) is independent within the meaning of each applicable law and stock exchange listing standard and rule, as determined by the Board,

(b) satisfies all applicable financial literacy requirements contained in applicable listing standards, and

(c) has not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

Further, at least one member of the Audit Committee shall be an “audit committee financial expert” (as such term is defined by the Securities and Exchange Commission).

      Members of the Audit Committee shall be designated annually by majority vote of the Board of Directors at the organizational meeting of the Board of Directors held in connection with the annual meeting of stockholders. Each member of the Audit Committee shall serve as such until such member resigns or ceases to be a Director of the Company or such member’s successor shall be appointed by the Board of Directors.

MEETINGS:

      The Audit Committee shall meet at least quarterly, or more frequently as circumstances may in its judgment warrant. The Chairman of the Audit Committee shall report to the Board of Directors after each Audit Committee meeting regarding substantive actions taken by the Audit Committee.

ADVISORS:

      The Audit Committee shall have direct access to any officer or employee of the Company, including the Chief Executive Officer (the “CEO”), the Chief Operating Officer, the Chief Financial Officer (the “CFO”), the Chief Legal Officer, the Corporate Secretary, the Chief Compliance Officer, the Managing Director,

Enterprise Risk Assessment, and the Managing Director, Internal Audit, and shall also have direct access to the Company’s independent certified public accountants (“independent accountants”), which shall, as set forth below, report directly to the Audit Committee.

      The Audit Committee shall have the authority to engage, at the expense of the Company, outside independent counsel, and such other outside experts or advisers and/or other persons, including experts in particular areas of accounting, as the Audit Committee determines to be necessary or appropriate to perform its functions and carry out its duties as set forth in this Charter.

DELEGATION:

      The Audit Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Audit Committee. Any such subcommittee, to the extent provided in the resolutions of the Audit Committee and to the extent limited by applicable law and stock exchange listing standards and rules, shall have and may exercise all the powers and authority of the Audit Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Audit Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Audit Committee or the Board when required.

RESPONSIBILITIES AND DUTIES:

      The Audit Committee shall undertake the following functions in carrying out its oversight responsibilities. These functions are set forth with the understanding that the Audit Committee may undertake additional functions as appropriate in its judgment (whether or not expressly stated) given the circumstances prevailing from time to time.

Financial Statement and Disclosure Matters

      1. Meet with the independent accountants and a representative of management at least annually to review (a) the scope of the annual audit (inclusions, exclusions and materiality guidelines); (b) implementation of the audit procedures; and (c) questions as to the choice of acceptable accounting principles to be applied and their impact on the Company’s financial statements.

      2. Review with the CFO and the independent accountants, at the completion of the annual audit of the Company’s consolidated financial statements but prior to filing, and communicate to the Board the conclusions drawn by the Audit Committee from such review, the following information included in the Annual Report on Form 10-K: (a) the Company’s annual consolidated financial statements and related footnotes; (b) the independent accountants’ audit of the consolidated financial statements and their report; (c) any significant changes required in the independent accountants’ examination plan; (d) any serious difficulties or disputes with management encountered during the course of the audit and management’s response; (e) Management’s Discussion and Analysis of Financial Condition and Results of Operations; (f) any unusual or nonrecurring items; (g) the nature, substance and sufficiency of significant reserves; (h) judgments on material accounting estimates; (i) significant accounting policies, including any significant changes in the selection or application of such policies; and (j) other matters that the Audit Committee may deem necessary or appropriate.

      3. Based on the Committee’s review of the Company’s annual financial statements and discussions with the independent accountants and management of the Company, recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

      4. Review with the independent accountants and management, prior to release or filing, the financial information contained in the Company’s quarterly earnings announcements and the results of the independent accountants’ review of Interim Financial Information pursuant to SAS 100. The Chair of the Audit Committee (or one or more of the members designated as an audit committee financial expert) may represent the entire Audit Committee for purposes of this review. The Chair of the Audit Committee will report to the Board of Directors on his/her discussions with the independent accountants regarding this review. The Audit

Committee will review with management corporate policies with respect to the financial information and earnings guidance provided to analysts and ratings agencies. The Audit Committee, either alone or together with the entire Board of Directors, will review with representatives of management such quarterly financial information and will be given a copy of the Company’s Quarterly Report on Form 10-Q for review and comment prior to filing. In addition, the Audit Committee will review the Form 10-Q with the independent accountants prior to filing. The Chair of the Audit Committee (or one or more of the members designated as an audit committee financial expert) may represent the entire Audit Committee for purposes of this review.

      5. In consultation with the independent accountants, review and assess the disclosures made to the Audit Committee and the independent accountants by the CEO and CFO during their certification process for the Form 10-K and Form 10-Q about (i) all significant deficiencies in design or operation of internal controls or material weaknesses therein and (ii) any fraud involving management or other employees who have a significant role in the Company’s internal controls; and, based upon such review and the comments and suggestions of the independent accountants and management, make such recommendations to the Company’s management as the Audit Committee shall deem to be necessary or appropriate.

      6. Review with management the overall adequacy and effectiveness of the disclosure controls and procedures established by the Company to aid in its preparation of periodic reports and to allow the CEO and CFO to make the quarterly certifications required by applicable law; and, based upon such review and the comments and suggestions of management, make such recommendations to the Company’s management as the Audit Committee shall deem to be necessary or appropriate.

      7. Prepare and review the Audit and Ethics Committee Report for inclusion in the annual stockholders’ meeting proxy statement.

      8. Review with the independent accountants the items required to be communicated to the Audit Committee or the Board of Directors by generally accepted auditing standards or applicable laws, regulations or SRO rules, including those matters required to be discussed by Statement on Auditing Standards, No. 61 (Communication with Audit Committees), as the same may be modified, replaced or supplemented.

      9. In consultation with the CFO and the independent accountants, review the Company’s financial reporting policies and procedures, and based upon such review and the comments and suggestions of the independent accountants and management, make such recommendations to the Company’s management as the Audit Committee shall deem to be necessary or appropriate.

      10. Discuss with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

      11. Review and approve all related-party transactions.

Oversight of the Company’s Relationship with the Independent Accountants

      12. Maintain responsibility for the appointment and oversight of the independent accountants, including their retention and termination, the approval of all audit engagement fees and terms, and the resolution of any disagreements between the independent accountants and management regarding financial reporting.

      13. Maintain responsibility for the payment of compensation to the independent accountants and ensure that the Company provides for appropriate funding, as determined by the Committee, for the payment of such compensation, which shall include payment for the rendering or issuing of an audit report.

      14. In connection with quarterly reviews and the annual audit, review and discuss reports from the independent accountants, and ensure the timeliness of such reports, on (i) all critical accounting policies and practices used by the Company; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, any ramifications of using such alternative treatments and the treatment “preferred” by the independent accountants; and (iii) other material written communications between the independent accountants and the Company’s management.

      15. On an annual basis, receive and review with the independent accountants a written statement delineating all relationships between the independent accountants and the Company and a written statement required by Independence Standards Board (“ISB”) Standard No. 1, as the same may be modified, replaced or supplemented; discuss with the independent accountants their independence and the objectivity of their audit, including any relationships or services that may impact the objectivity and independence of the independent accountants; and, if necessary or appropriate, recommend that the Board of Directors take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

      16. In consultation with the CFO and the independent accountants, review the adequacy of the independent accountants’ staff and related matters, and based upon such review and the comments and suggestions of the independent accountants and management, make such recommendations to the Company’s management as the Audit Committee shall deem to be necessary or appropriate.

      17. Set clear hiring policies for employees and former employees of independent accountants engaged by the Company. Review and approve in advance the hiring by the Company of professional level members of the independent accountants who were engaged on the Company’s account within the previous five years.

      18. Review and approve in advance all audit and permitted non-audit services proposed to be provided to the Company by the independent accountants, which proposal shall be presented to the Audit Committee for approval prior to the rendering of such services, subject to the de minimis exception for non-audit services permitted under Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 where such non-audit services are approved by the Audit Committee prior to the completion of the related audit period.

Oversight of the Company’s Internal Audit and Control Function

      19. Meet annually with the Managing Director, Internal Audit regarding the Internal Audit Department’s annual audit plan; meet quarterly (or more often as the Audit Committee deems necessary or appropriate) with the Managing Director, Internal Audit regarding the results of internal audits and the Internal Audit Department’s compliance with its annual audit plan; meet annually (or more often as the Audit Committee deems necessary or appropriate) with the Managing Director, Enterprise Risk Assessment, to discuss policies with respect to risk assessment and risk management; and meet annually (or more often as the Audit Committee deems necessary or appropriate) with the Managing Director, Enterprise Risk Assessment, the Managing Director, Internal Audit and/or the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or such individuals believe should be discussed privately.

      20. In consultation with the Managing Director, Internal Audit and the independent accountants, review the overall adequacy and effectiveness of the internal audit function and the Company’s controls, adequacy of staff, any special audit steps adopted in light of material control deficiencies and other related matters, and based upon such review and the comments and suggestions of the independent accountants and management, make such recommendations to the Company’s management as the Audit Committee shall deem to be necessary or appropriate.

      21. Establish procedures to (i) receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and (ii) receive confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters.

      22. Review at least annually and report to the Board of Directors with respect to the Company’s results of significant examinations by the Federal Reserve Bank or other regulatory bodies.

Compliance Oversight Responsibilities

      23. Direct, when the Audit Committee deems it necessary or appropriate, the Legal Department’s, the Internal Audit Department’s and/or the independent accountants’ investigation of special areas of concern.

      24. In consultation with the Company’s Chief Legal Officer, at least annually, review legal and regulatory matters that may have a material impact on the Company, its businesses, procedures, operations, prospects, or consolidated financial statements, and related compliance policies and programs; and review with the Company’s Chief Legal Officer and/or management the Company’s progress in evaluating such matters and establishing any necessary procedures or guidelines to ensure compliance.

      25. In consultation with the Company’s Chief Legal Officer or his designee, review all affiliated transactions between Treasury Bank, N.A. and any non-bank affiliate of the Company.

      26. Review with the Chief Compliance Officer or her designee (a) on at least an annual basis the Company’s Code of Business Ethics; and (b) on at least a semiannual basis the results of any material compliance findings; review and approve any amendments to the Company’s Code of Business Ethics.

      27. Meet annually (or more often as the Audit Committee deems necessary or appropriate) with the Chief Legal Officer and/or the Chief Compliance Officer in separate executive sessions to discuss any matters that the Audit Committee or such individuals believe should be discussed privately.

      28. Obtain from management a list of all legal, accounting and consulting firms for which the Company paid annual fees in excess of $50,000 in the aggregate for each firm and review and evaluate such fees.

      29. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Audit Committee. Conduct an annual self-evaluation of the Audit Committee’s performance and processes. Review and reassess the adequacy of the Audit Committee Charter on an annual basis. The charter will be included as an appendix to the annual stockholders’ meeting proxy statement triennially or in the next annual stockholders’ meeting proxy statement after any significant amendment to the charter.

      30. Inform the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

      31. Maintain responsibility for the payment of compensation to any advisors employed by the Audit Committee and ensure that the Company provides for appropriate funding, as determined by the Audit Committee, for the payment of such compensation.

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Unmarked proxies shall be voted FOR Proposals 1-2 unless specified to the contrary.									FOR	AGAINST	ABSTAIN
1.	Election of Directors						2.	To approve and amend the Company’s 2000 Equity Incentive Plan.	☐	☐	☐
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

Nominees:		01- Henry G. Cisneros, 02-Robert J. Donato, 03- Michael E. Dougherty, 04- Martin R. Melone, 05- Harley W. Snyder					To change your address, please mark this box. ☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).
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NOTE: Please date and sign exactly as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. Executors, trustees, etc. should give full title as such.

Date Share Owner sign here	Co-Owner sign here

COUNTRYWIDE FINANCIAL CORPORATION
P R O X Y
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2004

     The undersigned hereby appoints Angelo R. Mozilo and Stanford L. Kurland, or either of them, with full power of substitution, the attorney and proxy of the undersigned, to appear and to vote all of the shares of stock of Countrywide Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the Town and Country Ballroom of the Westin Stonebriar Resort located at 1549 Legacy Drive, Frisco, Texas 75034 on June 16, 2004 at 9:30 a.m. and any adjournments thereof.

     Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated April 29, 2004 is hereby acknowledged.

(continued and to be signed on reverse side.)

To include any comments, please mark this box.	☐	COUNTRYWIDE FINANCIAL CORPORATION
P.O. BOX 11148
I PLAN TO ATTEND MEETING.	☐	NEW YORK, N.Y. 10203-0148